UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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STRATTEC SECURITY CORPORATION

(Name of Registrant as Specified in Its Charter)

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STRATTEC SECURITY CORPORATION

3333 WEST GOOD HOPE ROAD

MILWAUKEE, WISCONSIN 53209

Notice of Annual Meeting of Shareholders

to be held on October 7, 2014

The Annual Meeting of Shareholders (the “Annual Meeting”) of STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Corporation” or “STRATTEC”), will be held at the Radisson Hotel, 7065 North Port Washington Road, Milwaukee, Wisconsin 53217, on Tuesday, October 7, 2014, at 8:00 a.m. local time, for the following purposes:

1. To elect two directors to each serve for a three-year term.

2. To consider and act on a proposal to ratify and approve the terms of the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan, which include an amendment to the plan.

3. To approve a non-binding advisory proposal on executive compensation.

4. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the shareholders of a Wisconsin corporation at their Annual Meeting.

By order of the Board of Directors

PATRICK J. HANSEN,
Secretary

Milwaukee, Wisconsin

September 5, 2014

Shareholders of record at the close of business on August 21, 2014 are entitled to vote at the Annual Meeting. Your vote is important to ensure that a majority of our stock is represented. Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you later find that you may be present at the Annual Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the Annual Meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.

ii

STRATTEC SECURITY CORPORATION

3333 WEST GOOD HOPE ROAD

MILWAUKEE, WISCONSIN 53209

Proxy Statement for the 2014 Annual Meeting of Shareholders

to be Held on October 7, 2014

Important Notice Regarding the Availability of Proxy Materials for the

2014 Annual Meeting of Shareholders to be held on October 7, 2014:

This Proxy Statement and the Accompanying Annual Report

are Available at www.strattec.com

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of STRATTEC SECURITY CORPORATION of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders of STRATTEC (the “Annual Meeting”) to be held at the Radisson Hotel, 7065 North Port Washington Road, Milwaukee, Wisconsin 53217, on Tuesday, October 7, 2014, at 8:00 a.m., local time, and any adjournments thereof. Only shareholders of record at the close of business on August 21, 2014 will be entitled to notice of and to vote at the Annual Meeting. There will be no presentation regarding our operations at the Annual Meeting. The only matters to be discussed are the matters set forth in this Proxy Statement for the 2014 Annual Meeting of Shareholders and such other matters as are properly presented at the Annual Meeting.

Our principal executive offices are located at 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. It is expected that our Annual Report to Shareholders, this Proxy Statement and the accompanying form of Proxy will be mailed, furnished or otherwise made available to shareholders on or about September 5, 2014.

GENERAL INFORMATION

Proxies and Voting Procedures

The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified in the proxy, it will be voted in accordance with that specification. If you submit a proxy without providing voting instructions, the shares represented by that proxy will be voted “For”:

•	election to the Board of Directors of the two nominees named on the accompanying proxy;

•

ratification and approval of the terms of the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan (as amended and restated, the “Incentive Plan”), which include an amendment to the plan; and

•	approval of a non-binding advisory proposal on executive compensation.

If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. As of the date of printing of this Proxy Statement, we do not know of any other matters that are to be presented at the Annual Meeting other than (1) the election of the nominee directors, (2) the ratification and approval of the amended Incentive Plan and (3) the non-binding advisory proposal on executive compensation.

Shareholders may revoke proxies at any time to the extent they have not been exercised by giving us written notice or by delivering a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a record shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by STRATTEC. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the Annual Meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares. Solicitation will be made primarily by use of the mail; provided, however, some solicitation may be made by our management employees, without payment of any additional compensation, by telephone, by facsimile, by email or in person.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on August 21, 2014 will be entitled to notice of and to vote at the Annual Meeting. On the record date, we had outstanding 3,573,609 shares of our common stock, $0.01 par value per share (the “Common Stock”), entitled to one vote per share.

Quorum; Required Vote

A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, shall constitute a quorum with respect to the meeting. Under Wisconsin law and our Bylaws, the vote required for approval of the matters specified in the Notice of the Annual Meeting is as follows:

•	A plurality of votes cast is required for the election of directors. This means that the two director nominees with the most votes will be elected.

•

Ratification and approval of the amended Incentive Plan requires the number of properly cast votes in favor of ratification and approval of the amended plan to exceed the number of properly cast votes against this proposal.

•

Approval of the non-binding advisory proposal on executive compensation requires the number of properly cast votes in favor of this proposal to exceed the number of properly cast votes against this proposal.

•

Approval of any other matter that may properly be presented at the Annual Meeting will require the number of properly cast votes in favor of such matter to exceed the number of properly cast votes against such matter.

Abstentions and broker nonvotes (i.e., shares held by brokers in “street name,” voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count toward the determination of whether the directors are elected or whether such other matters are approved. The Inspector of Election appointed by our Board of Directors will count the votes and ballots.

PROPOSAL 1:

ELECTION OF DIRECTORS

The proxies appointed in the accompanied form of proxy are expected to vote for the election of the nominees noted in the following table to serve as directors of STRATTEC. Our Board of Directors is divided into three classes, with the term of office of each class ending in successive years. Two directors are to be elected at the Annual Meeting to each serve for a term of three years expiring in 2017 and three directors will continue to serve for the terms designated in the table shown below. As indicated below, the individuals nominated by our Board of Directors are each an incumbent director. The table below also provides brief biographies of each of our incumbent directors, including the nominee directors for this year’s Annual Meeting. We anticipate that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for a nominee director, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors).

Director Qualifications

The following table provides information as of the date of this Proxy Statement about each nominee for election to our Board of Directors at the Annual Meeting and about each of our incumbent directors who are continuing as directors of STRATTEC after the Annual Meeting. The information presented includes information each nominee or director has given us about his age, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. Our Nominating and Corporate Governance Committee regularly evaluates the mix of experience, qualifications, attributes and skills of our directors using a matrix of areas that the Committee considers important for our business. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee to the conclusion that the nominee should serve as a director, our Nominating and Corporate Governance Committee also considered the qualifications and criteria described below under “Corporate Governance Matters — Director Nominations” with the objective of creating a complementary mix of directors.

Board of Directors Recommendation

The Board of Directors recommends that shareholders vote FOR the election of David R. Zimmer and Michael J. Koss as directors of STRATTEC, each for a three year term expiring in 2017.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since
Nominees for election at the Annual Meeting (Class of 2017):
DAVID R. ZIMMER	68	2006

Retired managing partner and co-founder of Stonebridge Equity LLC (d/b/a Stonebridge Business Partners, a provider of consulting services and financing strategies primarily to automotive-related manufacturing businesses seeking to develop and complement growth plans, strategic partnerships with foreign companies and merger and acquisition strategies). Director and chairman of the Audit Committee and a member of the Nominating and Corporate Governance and Compensation Committees of Twin Disc Inc. Director and chairman of the Audit Committee and a member of the Nominating and Corporate Governance and Compensation Committees of Detrex Corporation.

Mr. Zimmer is a former chief executive officer of a public company and a chief financial officer of a subsidiary of a public company. His skill sets include strategic planning, financial oversight, compensation matters and organizational development. His career includes working several years in the automotive industry, international business in complex manufacturing related industries, as well as mergers and acquisitions experience. This business and career experience led to the conclusion that he should serve as a director of STRATTEC.

MICHAEL J. KOSS	60	1995

President and Chief Executive Officer of Koss Corporation (a manufacturer and marketer of high fidelity stereophones for the international consumer electronics market) since 1989. Director of Koss Corporation.

Mr. Koss is a sitting chief executive officer of a public company. His experience includes strategic planning, financial oversight, compensation matters and organizational development. Moreover, his career includes extensive experience in the electronics industry, international business and highly engineered products. This business and career experience led to the conclusion that he should serve as a director of STRATTEC.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

On December 18, 2009, Koss Corporation (“Koss”) learned of certain unauthorized transactions made by Sujata Sachdeva, its former Vice President of Finance and Principal Accounting Officer. Koss subsequently learned that Ms. Sachdeva colluded with two other employees of the accounting department in the misappropriation and circumvention of Koss’ existing internal controls and established operating procedures. Ms. Sachdeva and these other former employees were terminated shortly after Koss learned of the unauthorized transactions. On January 20, 2010, Ms. Sachdeva was indicted in connection with these misappropriations from Koss. The following legal proceedings arose out of these unauthorized transactions:

• On January 15, 2010, a class action complaint was filed in federal court in Wisconsin against Koss, Michael Koss and Sujata Sachdeva. The suit alleged violations of Section 10(b), Rule 10b-5 and Section 20(a) of the Exchange Act relating to the unauthorized transactions and requested an award of compensatory damages in an amount to be proven at trial. An amended complaint was filed on September 10, 2010 adding Grant Thornton LLP as a defendant. Koss and Grant Thornton filed separate Motions to Dismiss the claims. On July 28, 2011, the Court issued an order that dismissed the Section 10(b) and Rule 10b-5 claims against Michael Koss and the claim against Grant Thornton, and ruled that the Section 10(b) and Rule 10b-5 claim against Koss and the Section 20(a) claim against Michael Koss survived the motion to dismiss. Koss and Michael Koss entered into a Stipulation of Settlement with plaintiffs dated March 6, 2012 that settled all claims against them. The Court approved the settlement and on July 10, 2012, entered a Final Judgment and Order of Dismissal With Prejudice that disposed of the case. See David A. Puskala v. Koss Corporation, et al., United States District Court, Eastern District of Wisconsin, Case No. 2:2010cv00041.

• On June 24, 2010, Koss filed an action against its former independent auditor, Grant Thornton, LLP, and Ms. Sachdeva, in Circuit Court of Cook County, Illinois, alleging various claims of accounting malpractice, negligent misrepresentation, and fraud relating to the unauthorized transactions. Grant Thornton filed a Motion to Dismiss based on Forum Non Conveniens grounds and the trial court granted this motion. Koss appealed this decision, and the court of appeals ruled in favor of Koss allowing this case to proceed in Cook County, Illinois as opposed to Milwaukee, Wisconsin. Grant Thornton appealed this decision to the Illinois Supreme Court. The parties entered into a settlement in July 2013 in connection with this action.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

•  On February 18, 2010, Koss filed an action against American Express Company, American Express Travel Related Services Company, Inc., AMEX Card Services Company, Decision Science, and Pamela S. Hopkins in Superior Court of Maricopa County, Arizona, case no. CV2010-006631, alleging various claims of aiding and abetting breach of fiduciary duty, aiding and abetting fraud, conversion, and negligence relating to the unauthorized transactions. American Express filed a Motion to Dismiss the claims that Koss filed, and the Court granted the Motion to Dismiss. Koss filed a Motion for New Trial requesting that the Court reconsider its prior ruling that granted the Motion to Dismiss, and the Court denied the Motion for New Trial. Koss appealed this decision, and the case is currently pending on appeal.

•  On December 17, 2010, Koss filed an action against Park Bank in Circuit Court of Milwaukee County, Wisconsin alleging claims of negligence and breach of fiduciary duty relating to the unauthorized transactions. The Company voluntarily dismissed the negligence claim and the case is proceeding in the Circuit Court.

Incumbent Directors (Class of 2015):
HAROLD M. STRATTON II	66	1994

Chairman of STRATTEC since February 1999. Chief Executive Officer of STRATTEC from February 1999 until August 31, 2012. President of STRATTEC from October 2004 to December 31, 2009. President and Chief Executive Officer of STRATTEC from February 1995 to February 1999. Director and Chairman of the Pension Committee and a member of the Audit and Nominating and Corporate Governance Committees of Twin Disc Inc. and a member of the Board of Managers of Smith Investment Company LLC.

Mr. Stratton has gained extensive experience and skills through his activities as an executive of STRATTEC and its predecessor for a period of over 25 years ending in 2012, including experience related to strategic planning, operations, corporate communication and sales and marketing. As a result, Mr. Stratton has obtained a deep knowledge and understanding of our business, industry and strategies, all of which led to the conclusion that he should serve as a director of STRATTEC.

THOMAS W. FLORSHEIM, JR.	56	2012

Chairman and Chief Executive Officer of the Weyco Group, Inc. since 2002. Prior to that, Mr. Florsheim was President and Chief Executive Officer of the Weyco Group, Inc. from 1999 to 2002, President and Chief Operating Officer from 1996 to 1999, and Vice President from 1988 to 1996. Chairman and a director of Weyco Group, Inc.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

Mr. Florsheim is a chairman and chief executive officer of a public company. His skill sets include experience in mergers and acquisitions, financial oversight, compensation matters and organizational development. His career in the consumer goods industry has exposed him to manufacturing, marketing and engineering solutions on a global basis. This business and career experience led to the conclusion that he should serve as a director of STRATTEC.

Incumbent Director (Class of 2016):
FRANK J. KREJCI	64	1995

President and Chief Executive Officer of STRATTEC since September 1, 2012. President and Chief Operating Officer of STRATTEC from January 1, 2010 until August 31, 2012. President of Wisconsin Furniture, LLC (d/b/a The Custom Shoppe, a manufacturer of custom furniture) from June 1996 until December 31, 2009.

Mr. Krejci is the sitting chief executive officer of STRATTEC and has gained extensive experience and skills through his activities as an executive of STRATTEC for the past number of years. His experience includes strategic planning, financial oversight, compensation matters, organizational development, mergers and acquisitions and manufacturing and engineering in related industries. This business experience led to the conclusion that he should serve as a director of STRATTEC.

DIRECTORS’ MEETINGS AND COMMITTEES

Meetings and Director Attendance

Our Board of Directors held five meetings in fiscal 2014, and all of our nominees and incumbent directors attended 100% of the meetings of our Board of Directors and the committees of the Board on which they served at the time of such meeting.

Executive sessions, or meetings of outside (non-management) directors without management present, are held regularly for a general discussion of relevant subjects. In fiscal 2014, the outside directors met in executive session five times.

The committees of our Board of Directors consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The chart below identifies the members of each of these committees as of the date of this Proxy Statement, along with the number of meetings held by each Committee during fiscal 2014:

	Audit	Compensation	Nominating and Corporate Governance
Number of Meetings	2	2	1
Name of Director:
Thomas W. Florsheim, Jr.	X	X	X*
Michael J. Koss	X	X*	X
David R. Zimmer	X*	X	X

X = committee member; * = committee chairman

Audit Committee

The Audit Committee is responsible for assisting our Board of Directors with oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; (4) the performance of our internal accounting function and independent auditors; and (5) the review of the scope and adequacy of our internal accounting controls. Our Audit Committee has the direct authority and responsibility to appoint, replace, compensate, oversee and retain the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee, in addition to such other duties as may be specified by our Board of Directors: (1) oversees and reviews the compensation and benefits of our executive officers (including determining the compensation of our Chief Executive Officer); (2) makes appropriate recommendations to our Board of Directors with respect to our incentive compensation plans and equity-based plans; (3) administers our incentive compensation plans and equity-based plans in accordance with the responsibilities assigned to the Committee under any and all such plans, including under our Economic Value Added Plan for Executive Officers and Senior Managers and our Incentive Plan; and (4) reviews and makes recommendations to our Board of Directors with respect to the compensation of our outside directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in addition to such other duties as may be specified by our Board of Directors, is responsible for assisting our Board of Directors by: (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending guidelines and criteria to the Board of Directors to determine the qualifications of potential directors; (3) making recommendations to the Board of Directors concerning the size and composition of the Board and its committees; (4) recommending to our

Board of Directors nominees for election to the Board at the annual meeting of shareholders; (5) developing and recommending to our Board of Directors a set of corporate governance principles applicable to our business; and (6) assisting our Board of Directors in assessing director performance and the effectiveness of the Board of Directors as a whole.

Charters of Committees

Our Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. We make available on our website at www.strattec.com, free of charge, copies of each of these charters. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Board of Directors has reviewed the independence of our continuing directors and the nominees for election to the Board at the 2014 Annual Meeting of Shareholders under the applicable standards of the NASDAQ Stock Market. Based on this review, our Board of Directors determined that each of the following directors is independent under the NASDAQ listing standards:

(1)  Thomas W. Florsheim, Jr.                          (3) David R. Zimmer

(2)  Michael J. Koss

Based on such standards, Harold M. Stratton II and Frank J. Krejci are the only directors who are not independent because Mr. Stratton is our former Chief Executive Officer (he retired from such role effective September 1, 2012) and Mr. Krejci is our current President and Chief Executive Officer.

Board Leadership Structure

We currently have different persons serving as our Chief Executive Officer and as Chairman of our Board of Directors. Harold M. Stratton II served as our Chief Executive Officer and Chairman of the Board from February 1999 until September 1, 2012. We have not had and currently do not have a lead independent director. Although our Board of Directors does not have a formal policy with respect to its leadership structure, prior to September 1, 2012 combining the positions of Chief Executive Officer and Chairman served as an effective link between our management’s role of identifying, assessing and managing risks and our Board of Directors’ role of risk oversight. Mr. Stratton possesses in-depth knowledge of the issues, opportunities and challenges we face, and is thus positioned to develop agendas and highlight issues that ensure that the Board of Directors’ time and attention are focused on the most critical matters. In essence, our Board of Directors formerly determined that this leadership structure was optimal because it believed that having one leader serving as both the Chairman and Chief Executive Officer provided (taking into account Mr. Stratton’s experience and knowledge of our business) decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also historically enhanced our ability to communicate our message and strategy clearly and consistently to our shareholders, employees, and business partners, particularly during times of turbulent economic and industry conditions.

Effective September 1, 2012, Mr. Stratton retired as our Chief Executive Officer and Mr. Krejci has assumed this role. Mr. Stratton continues to serve as a non-employee director and as our Chairman of the Board and we expect him to do so for the foreseeable future. Accordingly, since September 1, 2012 we have had different persons serve as our Chief Executive Officer and Chairman of the Board of Directors. We decided to separate these roles to (1) facilitate Mr. Stratton’s desire to phase down his involvement with the day to day operations of STRATTEC but (2) continue to leverage Mr. Stratton’s in-depth knowledge and experience related to the strategic issues, opportunities and challenges STRATTEC faces. The determination to separate the roles of Chief Executive Officer and Chairman, therefore, was based in part upon the same factors described above that led us to conclude in previous years that combining the two offices was in our best interest. The experience, leadership qualities and skills that Mr. Stratton brings to the Board, as detailed in the section captioned “Proposal 1: Election of Directors” under Mr. Stratton’s biography, enables Mr. Stratton as the Chairman to be in position to establish the agendas for meetings of the Board and to lead the discussions of the Board regarding strategy, operations and management, notwithstanding the fact that he is not an independent director under NASDAQ listing standards.

Although we believe that given the circumstances described above, separating the Chairman and Chief Executive Officer roles is appropriate for the foreseeable future, we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, combining these offices would serve our best interests and the best interests of our shareholders.

The Board’s Role in Risk Oversight

The role of our Board of Directors in STRATTEC’s risk oversight process includes receiving reports from members of our senior management on areas of material risk to STRATTEC, including operational, financial, legal and regulatory, and strategic and reputational risks. The Board has authorized the Audit Committee to oversee and periodically review STRATTEC’s enterprise risk assessment and enterprise risk management policies.

Director Nominations

We have a standing Nominating and Corporate Governance Committee. Based on the review described under “Corporate Governance Matters — Director Independence,” our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of our Common Stock beneficially owned (as determined pursuant to section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of our Common Stock beneficially owned (as determined pursuant to section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation.

We may require any proposed nominee to furnish additional information as may be reasonably required (including pursuant to applicable rules of the Securities and Exchange Commission) to determine the qualifications of such proposed nominee to serve as a director. Shareholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the anniversary date of the mailing of the proxy statement to shareholders in connection with the previous fiscal year’s annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

We do not have a formal policy for the consideration of diversity by the Nominating and Corporate Governance Committee in identifying nominees for director. Diversity is one of the factors the Nominating and Corporate Governance Committee may consider and in this respect diversity may include race, gender, national origin or other characteristics.

Communications between Shareholders and the Board of Directors

Our shareholders may communicate with our Board of Directors or any of our individual directors by directing such communication to our Secretary at the address of our corporate headquarters, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. Each such communication should indicate that the sender is a shareholder of STRATTEC and that the sender is directing the communication to one or more individual directors or to the Board as a whole.

All communications will be compiled by our Secretary and submitted to our Board of Directors or the individual directors on a monthly basis unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to STRATTEC or our business or communications that relate to improper or irrelevant topics. Our Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about STRATTEC or where it is a stock-related matter.

Attendance of Directors at Annual Meetings of Shareholders

We expect that all of our directors, whether up for re-election at the Annual Meeting or not, will attend the Annual Meeting. All of the persons then serving as one of our directors attended the Annual Meeting of Shareholders held on October  8, 2013.

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and to our non-employee or outside directors. A copy of the Code of Business Ethics is available on our corporate web site which is located at www.strattec.com. We also intend to disclose any amendments to, or waivers from, the Code of Business Ethics on our corporate web site.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of three members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters — Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable standards of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission (the “Commission”). The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter.

The Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended June 29, 2014 with our management and with our independent auditors;

•

discussed with our independent auditors the matters required to be discussed by SAS 61, “Communications with Audit Committees,” as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received and discussed with our independent auditors the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence; and

•	met with the independent auditors without management present and discussed the auditor’s independence.

Based on such review and discussions with management and with the independent auditors, the Audit Committee recommended to our Board of Directors that the STRATTEC audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2014, for filing with the Commission.

AUDIT COMMITTEE:

David R. Zimmer — Chairman
Thomas W. Florsheim, Jr.
Michael J. Koss

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent auditors, Deloitte & Touche LLP, during fiscal 2014 and 2013:

Service Type	Fiscal Year Ending June 29, 2014	Fiscal Year Ending June 30, 2013
Audit Fees(1)	$273,000	$264,000
Audit-Related Fees(2)	$8,000	—
Tax Fees(3)	$163,000	156,000
All Other Fees	—	—

Total Fees Billed	$444,000	$420,000

(1)	Includes fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended June 29, 2014 and June 30, 2013; the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during those fiscal years; and statutory and regulatory agency audits during those fiscal years.

(2)	Consists of fees for professional services rendered in connection with the review of a Comment Letter issued by the Commission.

(3)	Includes U.S. and international tax advice and compliance services paid to Deloitte & Touche LLP.

The Audit Committee of our Board of Directors considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent auditors. The Audit Committee has delegated certain of its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Each new engagement of our independent auditors to perform non-audit services has been approved in advance by our Audit Committee or the Chairman of our Audit Committee pursuant to the foregoing procedures.

Fiscal 2015 Independent Registered Public Accounting Firm

Our Audit Committee will select our independent registered public accounting firm for the 2015 fiscal year based upon factors determined to be relevant by the Committee. It is expected that a representative of Deloitte & Touche LLP, our independent auditors for fiscal 2014, will be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Audit Committee Financial Expert

Our Board of Directors has determined that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the Commission. David Zimmer, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” based on his work experience and education.

EXECUTIVE OFFICERS

The following table provides information as of the date of this Proxy Statement about each of our current executive officers who are not nominees for election to, or continuing members of, our Board of Directors at the Annual Meeting. The information presented includes information each executive officer has given us about his or her age and his or her principal occupation and business experience for the past five years:

Name	Age	Current Position	Other Positions
Patrick J. Hansen	55	Senior Vice President since October 2005; Chief Financial Officer, Treasurer and Secretary since February 1999.	Vice President of STRATTEC from February 1999 to October 2005; Corporate Controller of STRATTEC from February 1995 to February 1999.
Rolando J. Guillot	46	Vice President — Mexican Operations since September 2004.	General Manager — Mexican Operations of STRATTEC from September 2003 to September 2004. Plant Manager of STRATTEC de Mexico S.A. de C.V. from January 2002 to September 2003. Mr. Guillot served in various management positions for STRATTEC de Mexico S.A. de C.V. from September 1996 to January 2002.
Richard P. Messina	48	Vice President — Global Sales and Access Control Products since October 8, 2013	Vice President — Access Control Products from December 1, 2008 until October 8, 2013. Chief Engineer-Power Closures Engineering for North America and Asia for Delphi Corporation from 2006 until November 2008; Engineering group manager for Delphi Corporation from 2001 until 2006.

Name	Age	Current Position	Other Positions
Kathryn E. Scherbarth	58	Vice President — Milwaukee Operations, Aftermarket and Commercial Sales since October 8, 2013.	Vice President — Milwaukee Operations from May 2003 until October 8, 2013; Plant Manager of STRATTEC from February 1996 to May 2003.
Brian J. Reetz	56	Vice President — Security Products since October 1, 2008	Vice President Engineering, Product Development & Management of STRATTEC from January 2007 until October 2008; Executive Engineer of STRATTEC from August 2004 until January 2007.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of August 21, 2014 by (1) each director and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the Commission. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of August 21, 2014 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 3,573,609 shares outstanding as of August 21, 2014.

			Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Total Number Of Shares Beneficially Owned(2)	Percent of Class	Sole Voting and Investment Power	Sole Voting or Investment Power	Shared Voting and Investment Power	Shared Voting or Investment Power	Sole Voting Power Only(3)

Principal Shareholders:
T. Rowe Price Associates, Inc.(4)	520,590	14.6%	488,700	520,590	—	—	—
GAMCO Investors, Inc.(5)	502,443	14.1%	497,712	502,443	—	—	—
FMR LLC(6)	373,793	10.5%	76,661	373,793	—	—	—
Gabelli Equity Series Funds, Inc.(7)	207,000	5.8%	207,000	—	—	—	—
Dimensional Fund Advisors LP(8)	205,797	5.8%	199,968	205,797	—	—	—
Directors, Nominee and Executive Officers:
Thomas W. Florsheim, Jr.	1,900	*	500	—	—	—	1,400
Michael J. Koss	4,400	*	1,600	—	—	—	2,800
David R. Zimmer	3,100	*	300	—	—	—	2,800
Harold M. Stratton II(9)	96,647	2.7%	27,004	—	24,583	—	5,900
Frank J. Krejci(10)	36,370	1.0%	8,211	—	—	—	7,500
Patrick J. Hansen	14,150	*	3,900	—	—	—	5,700
Rolando J. Guillot	16,680	*	3,300	—	—	—	4,500
Richard P. Messina	8,220	*	1,200	—	—	—	4,600
Kathryn E. Scherbarth	7,000	*	800	—	—	—	3,800
All directors, nominees and executive officers as a group (10 persons)	204,161	5.6%	49,015	—	24,697	—	43,000

*	Less than 1%.

(1)	Unless otherwise indicated in the other footnotes, the address for each person listed is 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.

(2)	Includes the rights of the following persons to acquire shares of common stock pursuant to the exercise of currently vested stock options or pursuant to stock options exercisable within 60 days of August 21, 2014: Mr. Stratton — 39,160 shares; Mr. Krejci — 20,659 shares; Mr. Hansen — 4,550 shares; Mr. Guillot — 8,880 shares; Mr. Messina — 2,420 shares; Ms. Scherbarth — 2,400; and all directors and executive officers as a group — 87,449 shares.

(3)	All shares listed are unvested restricted stock issued under our Amended and Restated Stock Incentive Plan.

(4)	T. Rowe Price Associates, Inc. and on behalf of T. Rowe Price Small-Cap Stock Fund, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. (collectively, “T. Rowe Price”), 100 East Pratt Street, Baltimore, Maryland 21202, filed a Schedule 13G dated February 9, 2000, as amended most recently by a Schedule 13G/A dated February 14, 2014, reporting that as of December 31, 2013 T. Rowe Price was the beneficial owner of 520,590 shares of Common Stock. The shares of Common Stock beneficially owned by T. Rowe Price include 488,700 shares as to which T. Rowe Price has sole voting power and 520,590 shares as to which T. Rowe Price has sole investment power.

(5)	Mario J. Gabelli and on behalf of certain entities which he directly or indirectly controls or for which he acts as Chief Investment Officer, including the following, GAMCO Asset Management, Inc., Gabelli Funds, LLC and Teton Advisors, Inc. (collectively “GAMCO”), One Corporate Center, Rye, New York 10580, filed a Schedule D/A dated as of October 17, 2013 reporting that as of October 16, 2013, GAMCO beneficially owned 502,443 shares of Common Stock. The shares of Common Stock beneficially owned by GAMCO include 502,443 shares of Common Stock as to which GAMCO has sole investment power and 497,712 shares as to which GAMCO has sole voting power.

(6)	FMR LLC or its predecessor FMR Corp. (“FMR”), 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13F-HR on May 15, 2014, reporting that as of March 31, 2014 it was the beneficial owner of 373,793 shares of Common Stock. The shares of Common Stock beneficially owned by FMR include 373,793 shares as to which FMR has sole investment power and 76,661 shares as to which FMR has sole voting power.

(7)	Gabelli Equity Series Funds, Inc., One Corporate Center, Rye, New York 10580, filed a Schedule 13G dated January 27, 2014 reporting that as of December 31, 2013 it was the beneficial owner of 207,000 shares of Common Stock with sole voting and investment power over all such shares.

(8)	Dimensional Fund Advisors LP (“Dimensional”), Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746, filed a Schedule 13G dated February 9, 2009, as amended most recently by a Schedule 13G/A dated February 10, 2014, reporting that as of December 31, 2013 it was the beneficial owner of 205,797 shares of Common Stock as a result of acting as an investment adviser to various investment companies, commingled group trusts and separate accounts. The shares of Common Stock beneficially owned by Dimensional include 199,968 shares as to which Dimensional has sole voting power and 205,797 shares as to which Dimensional has sole investment power.

(9)	Includes 32,904 shares owned directly by Mr. Stratton, 22,060 shares owned jointly by Mr. Stratton and his spouse, 2,501 shares held in trusts as to which Mr. Stratton is co-trustee and/or beneficiary (including for which he is co-trustee for trusts established for his adult children) and 22 shares held in the STRATTEC Employee Savings and Investment Plan Trust.

(10)	Includes 1,400 shares of Common Stock in a brokerage account pledged as collateral for borrowings under a line of credit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our equity securities on Form 4 or 5. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of such forms actually furnished to us, and written representations of certain of our directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% shareholders have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act during Fiscal 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis addresses our compensation philosophy, objectives, process and actions specific to fiscal 2014, and the first part of fiscal 2015 prior to the date of this Proxy Statement, for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers based on their total compensation in fiscal 2014. Throughout this proxy statement, we refer to these five executive officers as our “named executive officers.” Responsibility for establishing, implementing and monitoring the total compensation of our executive officers rests with the Compensation Committee of our Board of Directors. Our named executive officers for fiscal 2014 are:

•	Frank J. Krejci, President and Chief Executive Officer

•	Patrick J. Hansen, Senior Vice President, Chief Financial Officer, Treasurer and Secretary

•	Rolando J. Guillot, Vice President — Mexican Operations

•	Richard P. Messina, Vice President — Global Sales and Access Control Products

•	Kathryn E. Scherbarth, Vice President — Milwaukee Operations, Aftermarket and Commercial Sales

The compensation of these individuals is presented in the tables and other quantitative information that follows this section.

Our Compensation Philosophy

We believe it is important to provide compensation that at a minimum reflects base levels which are competitive with executive officers in other industrial public companies of similar structure and size. We further believe that it is appropriate and desirable to have meaningful incentive plans for our executive officers to help attract and retain high performing individuals and drive positive economic performance and enhanced shareholder value. Further, these performance based incentive plans should provide opportunities for our executive officers to significantly augment their base compensation on a short term and long term basis. This philosophy is the foundation for the following objectives.

Our Compensation Objectives

The objectives of our Compensation Committee in establishing compensation arrangements for our executive officers are to:

•	Attract and retain qualified executive managers with a straightforward, understandable compensation program;

•	Provide strong financial incentives, at reasonable cost, for positive financial performance and enhanced value of our shareholders’ investment; and

•	Utilize “at risk” cash bonus plans to recognize positive short-term performance and equity based plans that support the long-term needs and goals of STRATTEC and our shareholders.

The compensation program that has been developed and implemented by our Compensation Committee to achieve these objectives has the following features:

•

Nearly all of the compensation paid to our executive officers on a yearly basis is based on only three components — (1) base salary; (2) potential annual cash bonuses based on performance, which employs an “economic value added” philosophy; and (3) equity compensation in the form of stock option grants (leveraged or otherwise) and grants of shares of restricted stock. We currently provide our executive officers with a very modest level of “perquisites” or other benefits that are not available to all of our employees. “All Other Compensation” reported in the Summary Compensation Table in this Proxy Statement constituted less than 3% of “Total Compensation” for our named executive officers during fiscal 2014.

•	Each executive officer receives a base salary based on available comparable compensation data which we believe to be competitive and fair. See “Peer Group Benchmarking” below.

•

Total compensation is higher for individuals with greater responsibility and a greater ability to influence company-wide performance. In addition, the compensation program is designed so that a significant portion of total potential compensation for our executive officers is at risk, in that it is contingent on actual company and personal performance.

•

Our “Economic Value Added Bonus Plan for Executive Officers and Senior Managers” provides for annual bonus payouts based on (1) the achievement of specific company-wide objective financial criteria, including minimum financial performance targets that must be met as a condition to payouts under the Plan, and (2) achievement of individual performance objectives.

•

Our Incentive Plan provides the opportunity for leveraged stock option grants based on a formula related to the above described Economic Value Added Bonus Plan for Executive Officers and Senior Managers. Further, grants of other nonqualified stock options and/or shares of restricted stock are made from time to time at the discretion of the Compensation Committee. Our Incentive Plan specifically prohibits discounted stock options. At the Annual Meeting, we are proposing that our shareholders ratify and approve the amended Incentive Plan, which includes an amendment to the plan to increase the number of shares available for issuance to participants under the Incentive Plan.

•	The Compensation Committee has the authority to grant discretionary cash bonuses if deemed appropriate based on various factors, including individual and/or company performance.

•

Our retirement benefits include a defined benefit plan available to all salaried associates hired prior to December 31, 2009 and a Supplemental Executive Retirement Plan available only to our executive officers, which Supplemental Executive Retirement Plan was amended effective as of December 31, 2013 to simplify the benefit calculation under the plan.

•	Severance benefits, and specific benefits triggered by a change of control, are provided to executive officers.

The above noted compensation program features are described in detail in the following sections of this Compensation Discussion and Analysis, entitled “Our Compensation Process,” “Peer Group Benchmarking,” “Components of Executive Compensation” and “Change of Control and Severance Benefits.”

At our 2013 Annual Meeting of Shareholders, pursuant to a non-binding, advisory vote, shareholders approved the compensation of our named executive officers as disclosed in the proxy statement for the meeting by a vote of 2,128,446 shares in favor to 16,367 against. The Compensation Committee has considered the results of this advisory shareholder vote and believes that it shows support by our shareholders for our compensation philosophy and the executive compensation programs that implement our compensation philosophy. We have not significantly changed our executive compensation programs following this shareholder advisory vote. Our Board of Directors has determined that shareholder advisory votes on executive compensation will occur every year. Accordingly, the next shareholder advisory vote on executive compensation will be held in connection with this year’s Annual Meeting of Shareholders.

Our Compensation Process

Compensation for our executive officers and other key employees is evaluated and determined by the Compensation Committee of our Board of Directors. Our Compensation Committee consists of three independent directors under the applicable standards of the NASDAQ Stock Market. Michael J. Koss is the Chairman of our Compensation Committee and the other members of the Compensation Committee are David R. Zimmer and Thomas W. Florsheim, Jr. Additional information regarding our Compensation Committee is disclosed under “Directors’ Meetings and Committees — Compensation Committee” on page 8 of this Proxy Statement.

Many key compensation decisions are made during the first quarter of the fiscal year as the Compensation Committee meets to review performance for the prior year under our Economic Value Added Bonus Plan for Executive Officers and Senior Managers, determine awards under our Incentive Plan and set compensation targets and objectives for the coming year. However, our Compensation Committee also views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action. The Compensation Committee held two meetings during fiscal 2014 as well as a meeting held on August 20, 2014 to review performance for fiscal 2014. At each meeting, the Compensation Committee held an executive session (without management present). The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Committee as well as materials specifically requested by members of the Committee.

Our management assists the Compensation Committee in its oversight and determination of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, assisting with establishing individual and company-wide performance targets and objectives, recommending salary levels and option and other equity incentive grants, providing financial data on company performance, providing calculations and reports on achievement of performance objectives and furnishing other information requested by the Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding our overall compensation policies and plans, as well as recommending specific compensation levels for our other executive officers and key employees. Members of management who were present during portions of Compensation Committee meetings held in fiscal 2014 and 2015 to date, included the Chief Executive Officer and the Chief Financial Officer. Additionally our Chairman, Harold M. Stratton II, participated in portions of Compensation Committee meetings held in fiscal 2014 and 2015 to date. Our Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present.

The Compensation Committee’s charter authorizes the Committee to engage any compensation consultants and other advisers as the Committee may deem appropriate, and requires that we provide the Committee with adequate funding to engage any advisers. During May 2012, upon the recommendation of our management, our Compensation Committee engaged Verisight, Inc. (formerly McGladrey) to assist it in reviewing our compensation practices and levels. See “Peer Group Benchmarking” below. In prior fiscal years, our Compensation Committee, upon the recommendation of our management, has periodically engaged Verisight to prepare for our Compensation Committee a comparative compensation report of a broad group of organizations within the durable goods manufacturing industry. This report is based upon industry-wide studies, and not necessarily companies in the automotive parts industry. Our Compensation Committee has historically believed this industry-wide report represents a better cross section from which to draw executive talent and compare compensation levels. Our Compensation Committee reviewed the results of Verisight’s report and analysis during meetings held at the end of fiscal 2012 and the beginning of fiscal 2013 for purposes of establishing and setting compensation levels and targets for fiscal 2013. We expect to engage Verisight or a similar third party consultant to conduct a similar compensation analysis and report again at the end of fiscal 2015 (i.e., we expect to conduct a similar compensation analysis every third fiscal year). For subsequent fiscal years following fiscal 2013 (i.e., fiscal 2014 and 2015), our Compensation Committee applied an inflation factor of 2.5% to the base salary range from the May 2012 Verisight report for executives with similar positions and then, with respect to each such subsequent fiscal year, the Compensation Committee further adjusted such amount up or down based upon a discretionary analysis of each officer’s individual performance and achievement over the prior fiscal year. Our Compensation Committee again has employed a similar methodology for setting fiscal 2015 base salaries for our named executive officers. See “Peer Group Benchmarking” below for additional information on the Verisight report.

Peer Group Benchmarking

As noted above, we have on a periodic basis engaged Verisight (formerly McGladrey) to prepare a comparative compensation report for our Compensation Committee to assist us in setting our compensation levels and targets for our executive officers. We last engaged Verisight in May 2012 for purposes of helping us establish compensation levels and targets for fiscal 2013. As part of this engagement, Verisight prepared a comparative compensation report of a broad group of organizations or peer group within the durable goods manufacturing industry. Similar to prior years, Verisight prepared their report and analysis based upon other published industry compensation surveys and an analysis of public filings by the peer group. Although these peer group companies are not necessarily companies operating in the automotive parts industry, they generally have similar performance characteristics to STRATTEC in terms of market capitalization and a manufacturing focus. The sixteen companies comprising the peer group in the May 2012 report were:

AAON Inc.	Badger Meter, Inc.
Clarion Technologies Inc.	Compx International Inc.
Douglas Dynamics, Inc.	Flexsteel Industries Inc.
Gorman Rupp Co.	Hurco Companies Inc.
Johnson Outdoors Inc.	LMI Aerospace, Inc.
Methode Electronics, Inc.	Miller Industries Inc.
Supreme Industries, Inc.	Twin Disc, Incorporated
Weyco Group Inc.	Winnebago Industries, Inc.

Our Compensation Committee used the results of this report and analysis in setting the base salaries of our executive officers for fiscal 2013. In setting the base salaries of our executive officers for fiscal 2014, the Compensation Committee set them at or slightly below the median level of the base salaries derived from the May 2012 Verisight report after applying an inflation factor of 2.5% to the base salary range in that report for executives with similar positions and then further adjusting such amount up or down based upon a discretionary analysis of each officer’s individual performance and achievement over the prior fiscal year. See “Components of Executive Compensation” below for additional information.

Components of Executive Compensation

For executive officers, the primary components of total compensation have historically been:

•	base salary;

•	annual incentive compensation bonuses; and

•	long-term incentive compensation in the form of awards of stock options (leveraged stock options or otherwise) and/or shares of restricted stock.

We evaluate targeted total compensation levels for our executive officers as well as how each component fits within the targeted total compensation levels. This evaluation is guided by our compensation objectives described above. A large portion of potential compensation for our executive officers is performance-based. For performance-based compensation, we combine annual cash incentive bonuses that are tied to both short-term, company-wide measures of operating performance and individual performance goals with long-term equity compensation in the form of awards of stock options (leveraged stock options or otherwise) that are subject to time-based vesting criteria and/or shares of restricted stock that vest on the three year anniversary of the date of grant. The long-term equity compensation awards promote our executive retention objectives and provide an incentive for long-term appreciation in our stock price, whereas the annual cash incentive bonuses promote short-term financial growth and achievement of individual performance goals.

Base Salary.    In determining base salaries, our Compensation Committee considers the executive officer’s qualifications and experience, the executive officer’s responsibilities, the executive officer’s past performance, the executive officer’s goals and objectives and salary levels for comparable positions. Our Compensation Committee typically establishes base salaries for the new fiscal year for our executive officers at its regular meeting in August of each year where it reviews the prior fiscal years’ results.

The base salaries for the named executive officers were originally set by their respective employment agreements and were initially determined by evaluating the responsibilities of the position, the experience of the individual and, with respect to fiscal 2014, the salaries for comparable positions in the competitive marketplace based upon the report prepared for our Compensation Committee by Verisight in May 2012, as referenced above, and applying an inflation factor of 2.5% to the base salary range in that report for executives with similar positions and then further applying any additional adjustment, up or down, based upon the Compensation Committee’s discretionary analysis of each officer’s individual performance and achievement over our fiscal 2013 year. Each executive officer’s employment agreement contains an evergreen renewal feature that automatically extends the agreement for an additional year each June 30, unless advance notice is provided. The base salary, as provided in the employment agreement, may not be decreased from the prior year’s level without the consent of the executive officer, but can be increased in the discretion of the Compensation Committee. In general, we have historically set the base salaries at or slightly below the median level derived from the Verisight report for similar positions, as adjusted for inflation since the date of the last Verisight report and taking into account a discretionary analysis of each officer’s individual performance and achievement over the prior fiscal year. In determining salary adjustments for executive officers, our Compensation Committee considers various factors, including the individual’s performance and contribution, our performance and the pay level for similar positions as reflected in the Verisight report. Our Compensation Committee, where appropriate, also considers non-financial or individual performance measures such as improvements in product quality, manufacturing efficiency gains and the enhancement of relations with our customers and employees. Our Compensation Committee exercises discretion in increasing the base salaries of our executive officers from the prior fiscal year within the guidelines discussed above.

As noted above, we do not provide any standard annual raises in the base salaries of our executive officers. Instead, our Compensation Committee periodically reviews the base salaries of our executive officers based on the individual and company-wide performance criteria described above and by reference to the data analysis provided by the last obtained Verisight May 2012 report and then applying a 2.5% upward inflation adjustment to the base salary range from that report for executives with similar positions and then further applying any additional adjustment, up or down, based upon our Compensation Committee’s discretionary analysis of each officer’s individual performance and achievement over our fiscal 2013 year. Consistent with the foregoing methodology, for fiscal 2014, our named executive officers were paid the following base salaries:

Name	Title	Base Salary
Frank J. Krejci	President and Chief Executive Officer	$354,000
Patrick J. Hansen	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$252,500
Rolando J. Guillot	Vice President — Mexican Operations	$214,000
Richard P. Messina	Vice President — Global Sales and Access Control Products	$192,900
Kathryn E. Scherbarth	Vice President — Milwaukee Operations, Aftermarket and Commercial Sales	$190,300

As noted above, our Compensation Committee has determined to engage Verisight or a similar third party consultant to conduct the compensation analysis described above under “Peer Group Benchmarking” every third year and, accordingly, our Compensation Committee did not obtain a comparative compensation report to use in setting the base salaries of our executive officers for fiscal 2015. Nonetheless, effective September 1, 2014, our Compensation Committee has set the base salaries for our executive officers for fiscal 2015 as reflected in the table below. The Compensation Committee again determined fiscal 2015 base salaries for our executive officers by applying an additional inflation factor of 2.5% (on top of the inflationary adjustment made from the fiscal 2013 base salaries to set the fiscal 2014 base salaries) to the base salary range in the May 2012 Verisight report for executives with similar positions and then again further adjusting such amount up or down based upon the Committee’s discretionary analysis of each officer’s individual performance and achievement over our 2014 fiscal year.

Executive Officer	Fiscal 2014 Base Salary	Fiscal 2015 Base Salary	Percentage Increase
Frank J. Krejci	$354,000	$373,600	5.5%
Patrick J. Hansen	$252,500	$261,200	3.5%
Rolando J. Guillot	$214,000	$222,300	3.9%
Richard P. Messina	$192,900	$202,600	5.0%
Kathryn E. Scherbarth	$190,300	$195,300	2.6%

Annual Incentive Bonuses.    Executive officers and other full-time employees are eligible to receive annual incentive cash bonuses under our Economic Value Added Bonus Plan for Executive Officers and Senior Managers (EVA Bonus Plan). While we principally rely on this EVA Bonus Plan for annual cash incentive bonuses, in some years the Compensation Committee may decide to grant discretionary cash bonuses outside of the EVA Bonus Plan based on special circumstances such as the acquisition or disposition of a business. See “Discretionary Bonuses” below.

Participants under our EVA Bonus Plan for Executive Officers and Senior Managers include our executive officers and other senior managers determined by our Compensation Committee based upon recommendations from our Chief Executive Officer. The purpose of using Economic Value Added (a non-GAAP measure) is to drive for continuous improvement year over year, enhance shareholder value and provide a framework for determining incentive compensation for our executive officers that financially rewards them for increases in our shareholder value. We believe that an improvement in the Economic Value Added measure is the financial performance measure most closely correlated with increases in our shareholder value.

In general, Economic Value Added (EVA) is our net operating profit after cash basis taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of our capital. The capital charge is determined by our weighted average debt and equity capital structure as defined by Stern, Stewart & Co., a management consultant firm that originated the concept of Economic Value Added. The amount of bonus which a participant is entitled to earn is derived from a Company Performance Factor and from an Individual Performance Factor.

We determine the Company Performance Factor by reference to our financial performance relative to a targeted cash-based return on capital established by our Compensation Committee, which is intended to approximate our weighted cost of capital. We determine the Individual Performance Factor by reference to the level of attainment of certain quantifiable and non-quantifiable company or individual goals set for the participant by our Compensation Committee which contribute to increasing our value to our shareholders.

At the beginning of each fiscal year, we calculate STRATTEC’s cost of capital and expected Company EVA Performance Target. For fiscal 2014, the cost of capital was determined to be 10% and the Company EVA Performance Target was set at $2 million. Actual Company EVA Performance in fiscal 2014 was a positive $6.3 million. See below (in millions of dollars):

Net Operating Profit After Cash-Basis Taxes:		$16.6
Average Net Capital Employed:	$103.2
Cost of Capital:	10%

Capital Charge:		$10.3

Economic Value Added:		$6.3

Average Net Capital Employed in the business is generally calculated by averaging the net amount of operating assets (i.e. operating assets less operating liabilities) used in our business during a twelve month period. Our EVA Bonus Plan includes cash and cash equivalents as part of our net capital employed in the business. Because cash and cash equivalents are a significant component of the capital employed in the business it can significantly increase our capital charge.

EVA performance can be negative when the calculated capital charge (Cost of Capital X Net Monthly Average Capital Employed in the Business) exceeds our Net Operating Profit After Cash-Basis Taxes. For purposes of our EVA Bonus Plan, the EVA, whether positive or negative, is compared to the Company EVA Performance Target for that particular year to determine whether any bonuses are earned under the plan.

As noted above, we determine our Cost of Capital at the beginning of each fiscal year. Our Compensation Committee reviews and sets the Cost of Capital based upon the methodology described below, but under the EVA Bonus Plan it retains the discretion to set the Cost of Capital at a level different than determined under the following methodology. The EVA Bonus Plan provides that our Cost of Capital shall be determined based upon averaging our cost of equity and our cost of debt assuming a weighted average value for the equity of 80% and 20% for the debt. The cost of the equity is calculated by multiplying a market risk premium rate, using a methodology established by Stern, Stewart, by a transportation industry risk index (which is established by an independent third party for the transportation industry) and then adding that product to the average effective interest rate during the month of April each year that would be earned by investing in ten year U.S. Treasury Notes. The cost of our debt is calculated based upon our expected weighted average interest cost on our available borrowing base with our lender on an after tax basis. As a result, our Cost of Capital is predominantly affected by changes in interest rates and an evaluation of the risks and economic climate in the transportation industry that influence the determination of the market premium and the industry index rate.

Individual Target Incentive Awards under the EVA Bonus Plan for fiscal 2014 ranged from 75% of base compensation for our Chief Executive Officer to 35% — 45% of base compensation for other officers. The formula for calculating bonuses under the EVA Bonus Plan is: Base Salary x Target Incentive Award x (50% of the Company Performance Factor + 50% of the Individual Performance Factor). A portion of this bonus amount, however, is subject to an at risk “Bonus Bank” described below. Effective as of August 20, 2012, we modified our EVA Bonus Plan to address the separation of the roles of Chairman and Chief Executive Officer. Starting with fiscal 2013, our Chief Executive Officer, whether he or she is also our Chairman or our President, will receive a target award under the EVA Bonus Plan equal to 75% of base compensation. Accordingly, for fiscal 2014, Frank J. Krejci’s target award was equal to 75% because he served as our Chief Executive Officer and President for all of fiscal 2014.

The EVA Bonus Plan for Executive Officers and Senior Managers provides the powerful incentive of an uncapped bonus opportunity, but also uses a “Bonus Bank” to ensure that significant Economic Value Added improvements are sustained before significant bonus awards are paid out. Pursuant to the terms of the EVA Bonus Plan, the Bonus Bank feature applies to those participants determined by the Compensation Committee to be “Executive Officers,” which includes all of our named executive officers. Each year, any accrued bonus in excess of 125% of the target bonus award is added to the outstanding Bonus Bank balance for the named executive officer. The bonus actually paid to a participant for a year is equal to the accrued bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the Bonus Bank balance at the end of that year.

Because we use the Bonus Bank feature, we must experience significant Economic Value Added improvements for several years to ensure full payout of the accrued bonus to the executive officer. A Bonus Bank account is considered “at risk” in the sense that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding Bonus Bank balance. A participant’s Bonus Bank balance may not be negative. On termination of employment due to death, disability or retirement or by us without cause, any balance in the Bonus Bank will be paid to the terminating executive officer or his or her designated beneficiary or estate. Executive officers who voluntarily leave to accept employment elsewhere or who are terminated for cause will forfeit any Bonus Bank balance.

During fiscal 2014 our actual performance exceeded the fiscal 2014 targeted goals and, accordingly, bonuses were awarded to our executive officers and our executive officers increased their Bonus Bank accounts under our EVA Bonus Plan in the following amounts:

Name	Fiscal 2014 Total EVA Bonus	Fiscal 2014 Up to 125% of Target Bonus Amount	Fiscal 2014 Addition to Bonus Bank	33% Payout From Bonus Bank	Fiscal 2014 Ending Bonus Bank Balance	Fiscal 2014 Total Paid Bonus Amount
Frank J. Krejci	$511,900	$328,985	$182,915	$85,632	$171,263	$414,617
Patrick J. Hansen	$212,516	$141,225	$71,291	$35,223	$70,447	$176,448
Rolando J. Guillot	$146,934	$93,020	$53,914	$26,326	$52,651	$119,346
Richard P. Messina	$129,882	$83,045	$46,837	$23,216	$46,432	$106,261
Kathryn E. Scherbarth	$120,203	$81,527	$38,676	$19,157	$38,315	$100,684

At a Compensation Committee meeting held August 20, 2014, the Committee reviewed the data and calculation for STRATTEC’s fiscal 2015 EVA performance target and subsequently approved an EVA performance target of $4.4 million for fiscal 2015. Pursuant to the terms of the EVA Bonus Plan, the fiscal 2015 EVA performance target was determined by averaging the prior year performance target (i.e., the performance target for fiscal 2014) and the prior year actual EVA amount (i.e., actual EVA for fiscal 2014) and then adding an expected improvement amount set by our Compensation Committee. For fiscal 2015, our Compensation Committee set the expected improvement amount at $250,000.

Discretionary Bonuses.    While we have principally relied on our formula-based cash incentive plans, our named executive officers are eligible to receive discretionary cash bonuses awarded by our Compensation Committee. These discretionary bonuses allow us to recognize extraordinary performance by our named executive officers and to have the flexibility to maintain competitive compensation when needed. When determining whether to grant a discretionary bonus to a named executive officer, the Compensation Committee reviews performance for the prior fiscal year and considers specific performance metrics for STRATTEC for the fiscal year, such as stock performance or financial performance in key areas outside of the performance measures used for formula cash incentives, and other specific achievements during the fiscal year such as completed acquisitions or other significant strategic transactions or initiatives. No discretionary bonuses were awarded to our named executive officers for fiscal 2014, other than a discretionary bonus of $14,125 to Mr. Messina in connection with his extraordinary efforts in supporting and providing services to Vehicle Access Systems Technology LLC, a joint venture relationship entered into by STRATTEC with two other partners, and other than as provided below in connection with certain amendments made to the STRATTEC Supplemental Executive Retirement Plan.

Equity Based Compensation.    We believe that equity compensation is an effective means of aligning the long-term interests of our employees, including our executive officers, with our shareholders. Our Incentive Plan authorizes the Compensation Committee to issue both stock options and restricted stock, as well as other forms of equity incentive compensation. To date, awards to our executive officers under the Incentive Plan have consisted solely of leveraged stock options, traditional nonqualified stock options and shares of restricted stock. At the Annual

Meeting, we are proposing that our shareholders ratify and approve our amended Incentive Plan, which includes an amendment to the plan to increase the number of shares available for issuance to participants under the Incentive Plan. See “Proposal 2: Ratification and Approval of the Amended and Restated Stock Incentive Plan” for additional information.

In determining the type and total size of equity awards, the Compensation Committee considers various factors such as the outstanding number of options and shares of restricted stock, the amount of additional shares available for issuance under our Incentive Plan, the financial statement impact of awards, the level of responsibility of the proposed recipient and his or her performance and the percent of the outstanding shares of our common stock represented by outstanding options and shares of restricted stock.

We have historically made grants of stock options in the form of leveraged stock options pursuant to our leveraged stock option program. The method of calculating the number of leveraged stock options granted to each executive officer and the method of determining their exercise price is set forth in our EVA Bonus Plan and our Incentive Plan and generally is equal in value to the executive officer’s total bonus payout under the EVA Bonus Plan. Awards of leveraged stock options typically have an exercise price that simulates a stock purchase with 10:1 leverage. Essentially, the exercise price equals the product of 90% of the fair market value of our common stock on the date of grant, multiplied by the sum (taken to the 5th power) of (a) 1, plus (b) the Estimated Annual Growth Rate. The Estimated Annual Growth Rate equals the average daily closing 10-year U.S. Treasury note yield rate for the month of April immediately preceding the relevant determination date, plus 2%. All leveraged stock option grants made in recent years to executive officers have incorporated the following terms:

•	the term of the option does not exceed ten years;

•	the exercise price exceeds the market price of our common stock on the date of grant; and

•	options vest on the third anniversary of the grant date.

The maximum aggregate number of leveraged stock options to be granted each year is currently set at 40,000. If the total bonus payout under our Economic Value Added program produces more than 40,000 leveraged stock options in any fiscal year, then the leveraged stock options granted for that year will be reduced pro-rata based on proportionate total bonus payouts under the EVA Bonus Plan. The amount of any such reduction shall be carried forward to subsequent years and awarded in leveraged stock options to the extent the annual limitation is not exceeded in future years.

Based upon fiscal year 2013 performance, our Compensation Committee on August 21, 2013, made grants of leveraged stock options for 14,360 shares to Mr. Krejci, 6,460 shares to Mr. Hansen, 4,290 shares to Mr. Guillot, 3,660 to Mr. Messina and 3,650 shares to Ms. Scherbarth. All of these options granted to our named executive officers have an exercise price of $38.71 per share, a ten-year term and vest on the third anniversary of the date of grant. These options had a grant date fair value per option of $17.58 as determined pursuant to FASB Accounting Standards Codification Topic 718.

Based upon fiscal year 2014 performance, our Compensation Committee on August 20, 2014, made grants of leveraged stock options for 4,090 shares to Mr. Krejci, 1,750 shares to Mr. Hansen, 1,180 shares to Mr. Guillot, 1,050 to Mr. Messina and 990 shares to Ms. Scherbarth. All of these options granted to our named executive officers have an exercise price of $79.73 per share, a ten-year term and vest on the third anniversary of the date of grant. These options had a grant date fair value per option of $34.93 as determined pursuant to FASB Accounting Standards Codification Topic 718.

In addition to leveraged stock options, our Compensation Committee, in its discretion, periodically approves grants of nonqualified stock options to our executive officers. The nonqualified stock option grants historically have incorporated the following terms:

•	the term of the option does not exceed ten years;

•	the exercise price is not less than the market price of our common stock on the date of grant; and

•	options vest pro rata on the anniversary of the grant date over a four year period (i.e., 25% per year).

In fiscal 2014, our Compensation Committee did not approve any grants of nonqualified stock options to any of our executive officers.

Since 2005 our Compensation Committee has annually granted awards of shares of restricted stock to our named executive officers. The shares of restricted stock awarded under our Incentive Plan vest three years after the grant date and have all the rights of our shares of common stock, including voting rights, but other than in certain circumstances the right to cash dividends. The maximum number of restricted shares that may be awarded in any plan year to all participants is capped at 25,000 shares (we are proposing increasing this amount to 40,000 shares each year as part of the proposal to amend and restate our Stock Incentive Plan, which is described in greater detail herein).

Our Compensation Committee awarded to each of our executive officers a grant of shares of restricted stock on August 21, 2013 based upon both our financial performance and each respective named executive officer’s individual performance for fiscal 2013, also taking into account such officer’s position, duties and level of responsibility. Mr. Krejci was awarded 2,000 shares of restricted stock, Mr. Hansen was awarded 1,500 shares of restricted stock and each of Mr. Guillot, Mr. Messina and Ms. Scherbarth were awarded 1,000 shares of restricted stock on August 21, 2013. These shares of restricted stock all vest on the third anniversary of the grant date and have all the rights of our shares of common stock, including dividend and voting rights. These shares of restricted stock had a grant date fair value per share of $35.89 as determined pursuant to FASB Accounting Standards Codification Topic 718.

On August 20, 2014, the Compensation Committee also made specified grants of shares of restricted stock based upon our financial performance and each respective named executive officer’s individual performance for fiscal 2014 of 2,000 shares to Mr. Krejci, 1,500 shares to Mr. Hansen, 1,300 shares to each of Mr. Guillot and Mr. Messina and 1,000 shares to

Ms. Scherbarth. These shares of restricted stock all vest on the third anniversary of the grant date and have all the rights of our shares of common stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. These shares of restricted stock had a grant date fair value per share of $70.90 as determined pursuant to FASB Accounting Standards Codification Topic 718.

Additionally, during fiscal 2014, our Compensation Committee on two separate occasions made specified grants of shares of restricted stock to two separate executive officers for the purpose of rewarding their individual performance and its impact on STRATTEC’s financial results. The grants included an award of 300 shares of restricted stock to Mr. Messina on October 8, 2013 having a grant date fair value per share of $40.45 as determined pursuant to FASB Accounting Standards Codification Topic 718 and awards of 400 shares of restricted stock to Mr. Guillot and 200 shares of restricted stock to Mr. Messina on February 17, 2014 each having a grant date fair value per share of $55.00 as determined pursuant to FASB Accounting Standards Codification Topic 718. These shares of restricted stock issued as part of these awards all vest on the third anniversary of the grant date and have all the rights of our shares of common stock, including dividend and voting rights.

Perquisites and Other Compensation.    Our named executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, including participation in medical, health, dental, disability, life insurance and 401(k) plans. In addition, our executive officers each receive at least two times their base salary up to $500,000 of group term life insurance coverage. These benefits are included in the Summary Compensation Table in the “All Other Compensation” column.

Retirement Benefits.    We maintain a defined benefit retirement plan that covers substantially all of our United States employees, including our named executive officers. Under this qualified retirement plan our employees receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee’s average of the highest 5 years of compensation during the last 10 calendar years of service prior to retirement multiplied by the number of years of credited service, with an offset of 50% of Social Security benefits (prorated if years of credited service are less than 30). Compensation under this qualified retirement plan includes the compensation as shown in the Summary Compensation Table under the headings “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” subject to a maximum compensation amount set by law ($260,000 in 2014). Effective January 1, 2010, an amendment to the qualified retirement plan discontinued the benefit accruals for salary increases and credited service rendered after December 31, 2009.

Our executive officers also participated during fiscal 2014 in a Supplemental Executive Retirement Plan (SERP). The SERP is a non-qualified supplemental retirement plan program which, prior to January 1, 2014, essentially mirrored the qualified retirement plan described above, but provided benefits in excess of certain limits placed on our qualified retirement plan by the Internal Revenue Code. The benefits provided under the SERP were therefore primarily those that would have been provided under the terms of our qualified retirement plan except for the application of the Internal Revenue Code limits. Consequently, prior to January 1, 2014, under our SERP, executive officers were provided with additional increments of (a) 0.50% of the employee’s average of the highest 5 years of compensation (as limited under the defined benefit retirement plan) per year of credited service over the benefits payable under the qualified retirement plan to nonbargaining unit employees and (b) 2.1% of the compensation exceeding the qualified retirement plan dollar compensation limit per year of credited service. We have created a Rabbi Trust for deposit of the aggregate present value of the benefits described above for our executive officers.

On October 8, 2013, our Board of Directors approved certain amendments to the SERP which amendments were effective as of December 31, 2013. The amendments generally simplified the SERP by revising the benefit calculation formula. Specifically, the amendments to the SERP generally provided for the following:

•	Each participant’s accrued benefit on December 31, 2013 was determined as a lump-sum benefit that was credited to an account established for the participant (the “Conversion Account”).

•	STRATTEC will credit 8% of a participant’s base salary and cash bonus each December 31, beginning with December 31, 2014 (the “Company Defined Contribution Account”) to the participant’s account.

•

As amended, the SERP provides a supplemental retirement benefit to each participant consisting of the Conversion Account, the Company Defined Contribution Account and credited interest on each account. The credited interest rate equals 120% of the long-term Applicable Federal Rate (“AFR”) determined each January 1, credited to the balance of each participant’s account.

•

For the Company Defined Contribution Account, STRATTEC will first credit interest as of January 1, 2016. The interest amount shall be equal to the Participant’s Company Defined Contribution Account balance as of December 31, 2014 multiplied by 120% of the long-term AFR for January 2015. The same method to credit interest shall be used for each subsequent December 31.

•

For the Conversion Account, STRATTEC will first credit interest as of January 1, 2015. The interest amount shall be equal to the participant’s Conversion Account balance as of December 31, 2013 multiplied by 120% of the long-term AFR for January 2014. The same method to credit interest shall be used for each subsequent December 31.

•	If a participant has a separation from service during the plan year, STRATTEC will credit interest to the participant account(s) on a pro-rata basis.

•	All participants as of December 31, 2013 were deemed to be vested and individuals who begin participating in the SERP on or after January 1, 2014 are subject to a five-year vesting schedule.

•	A lump-sum benefit shall be the only distribution option available under the SERP.

•

Each participant chooses, by having made an election before the date the participant or employee becomes eligible for the Company Defined Contribution Account, whether the Company Defined Contribution Account will be paid six months after the participant’s separation from service or whether half will be paid six months after the participant’s separation from service and the remaining half paid 18 months after the participant’s separation from service.

•

STRATTEC paid current participants a bonus on December 31, 2013 equivalent to the amount to reimburse them for the amount, if any, of any FICA tax liability due to the conversion of their benefit to a lump-sum benefit under the Conversion Account. The bonus paid to each named executive officer was as follows: Mr. Krejci — $15,219; Mr. Hansen — $18,180; Mr. Guillot — $2,899; Mr. Messina — $2,104; and Ms. Scherbarth — $4,847.

Change of Control and Severance Benefits

We have entered into an employment agreement and a change of control agreement with each of our named executive officers. The employment agreements set forth the current terms and conditions for employment of the executive officers, and include severance benefits, and noncompetition and confidentiality covenants restricting the executive’s activities both during and for a period of time after employment. The change of control employment agreements guarantee the employee continued employment following a “change of control” on a basis equivalent to the employee’s employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change of control. These change of control agreements become effective only upon a defined change of control of STRATTEC, or if the employee’s employment is terminated upon, or in anticipation of, such a change of control, and automatically supersede any existing employment agreement. These agreements are summarized in more detail below under “Employment Agreements” and “Post-Employment Compensation.”

The employment agreements with the named executive officers provide for continuation of salary and health and dental coverage benefits for a period after termination of employment because of the death or disability of the executive officer or because of a termination of employment by us other than for cause (as defined in the employment agreements). We believe that these severance benefits are important as a recruiting and retention device and represent reasonable consideration in exchange for the noncompetition, confidentiality and other restrictions applicable to the executive officers under the employment agreements. The terms of these arrangements and the amount of benefits available to the named executive officers are described below under “Post-Employment Compensation.”

Under the change of control agreements, if during the employment term (three years from the change in control) the employee is terminated other than for cause (as defined in the agreements) or if the employee voluntarily terminates his employment for good reason (as defined in the agreements) or during a 30-day window period one year after a change of control, the employee is entitled to specified severance benefits, including a lump sum payment of three or two (depending upon which executive officer) times the sum of the employee’s annual salary, plus a payment equal to the executive officer’s highest annual bonus (determined as provided in the agreement) and the continuation of certain benefits. Again, we believe that these severance benefits are important as a recruiting and retention device.

Additionally, under our Incentive Plan, all outstanding stock options immediately vest upon a change in control and all forfeiture or other restrictions on outstanding shares of restricted stock lapse upon a change in control.

Tax and Accounting Considerations

Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for non-performance-based compensation over $1,000,000 paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers. Through the end of fiscal 2014, we do not believe that any of the compensation paid to our executive officers exceeded the limit on deductibility in Section 162(m). Nonetheless, certain compensation paid or imputed to individual executive officers covered by Section 162(m) may not satisfy the requirements for “performance-based compensation” and may cause non-performance-based compensation to exceed the $1,000,000 limit, and would then not be deductible by us to the extent in excess of the $1,000,000 limit. Although the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the shareholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

Timing of Equity Incentive Grants

We have a practice of making leveraged stock option grants (if any) and awards of shares of restricted stock (if any) to employees annually on the date of the quarterly meeting of our Board of Directors held in August of each year, after we announce earnings for the prior fiscal year. The Compensation Committee may, at its discretion, periodically approve grants or additional grants of nonqualified stock options and/or shares of restricted stock to executive officers and other key employees. Typically, these grants are made for retention purposes or as a result of a change in an officer’s responsibilities and duties. The grant date for all classes of stock options and restricted stock (other than inducement grants to new employees) is always the date of approval of the grant by our Board of Directors or the Compensation Committee, as applicable, and the grant date for inducement grants to new employees is the first date of employment. During fiscal 2014, the Compensation Committee approved awards to our executive officers and certain key employees of leveraged stock options and grants of shares of restricted stock at the Board of Directors regular meeting held August 21, 2013. Additionally, based upon fiscal 2014 performance, the Compensation Committee approved awards of leveraged stock options and restricted stock grants to our executive officers and certain key employees at a meeting held August 20, 2014. Finally, during fiscal 2014, the Compensation Committee also approved restricted stock grants on October 8, 2013 and February 17, 2014 to Mr. Guillot and Mr. Messina for the purpose of rewarding their individual performance and its impact on STRATTEC’s financial results.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with our management and, based on such review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Michael J. Koss (Chairman)
David R. Zimmer
Thomas W. Florsheim, Jr.

Summary Compensation Table

The following table provides information for fiscal 2014, 2013 and 2012 concerning the compensation paid by us to the person who served as our principal executive officer during fiscal 2014, the person who served as our principal financial officer during fiscal 2014 and our three other most highly compensated executive officers based on their total compensation in fiscal 2014. We refer to these five executive officers as our “named executive officers” in this Proxy Statement.

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Option Awards (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5)	All Other Comp- ensation (6)	Total
Frank J. Krejci,	2014	$350,917	$15,219	$252,449	$71,780	$414,617	$414,317	$18,305	$1,537,604
President and Chief Executive Officer	2013	$330,917	—	$137,215	$47,380	$340,808	—	$18,751	$875,071
	2012	$305,967	—	$88,597	$34,515	$283,789	—	$12,278	$725,146
Patrick J. Hansen,	2014	$251,067	$18,180	$113,567	$53,835	$176,448	$104,180	$19,589	$736,866
Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2013	$241,917	—	$71,274	$35,535	$153,267	$53,416	$15,555	$570,964
	2012	$230,333	—	$46,820	$27,612	$147,427	$213,830	$14,836	$680,858

Rolando J. Guillot,	2014	$212,617	$2,899	$75,418	$57,890	$119,346	$73,955	$14,953	$557,078
Vice President-Mexican Operations	2013	$203,833	—	$46,364	$23,690	$101,709	$238	$14,561	$390,395
	2012	$193,276	—	$29,635	$18,408	$95,886	$144,687	$14,692	$496,584
Richard P. Messina,	2014	$189,816	$16,229	$64,343	$59,025	$106,261	$3,181	$27,483	$466,338
Vice President-Global Sales and Access Control Products	2013	$172,776	—	$39,321	$23,690	$86,801	$41,882	$24,853	$389,323
	2012	$160,779	—	$24,902	$18,408	$81,313	—	$23,600	$309,002

Kathryn E. Scherbarth,	2014	$186,347	$4,847	$64,167	$35,890	$100,684	$63,271	$13,018	$468,224
Vice President-Milwaukee Operations, Aftermarket and Commercial Sales	2013	$176,318	—	$41,386	$23,690	$86,537	$13,455	$8,770	$350,156
	2012	$172,267	—	$24,696	$18,408	$85,580	$95,906	$8,734	$405,591

Explanatory Notes for Summary Compensation Table:

1. These amounts represent awards of discretionary bonus payments made by our Compensation Committee. For fiscal years 2013 and 2012, the Compensation Committee decided not to award any discretionary bonus payments. For fiscal year 2014 and in connection with the amendment of the Supplemental Executive Retirement Plan, our named executive officers received bonus payments on December 31, 2013 equivalent to the amount to reimburse them for the amount, if any, of any FICA tax liability due to the conversion of their benefit to a lump-sum benefit. Additionally, Mr. Messina received a discretionary bonus of $14,125 in connection with his extraordinary efforts in supporting and providing services to Vehicle Access Systems Technology LLC, a joint venture relationship entered into by STRATTEC with two other partners. See “Compensation Discussion and Analysis” above.

2. The amounts in this column reflect the dollar value of long-term equity based compensation awards granted pursuant to the terms of our Incentive Plan during the fiscal years indicated in the table. These amounts equal the grant date fair value of stock options, computed in accordance with FASB Accounting Standards Codification Topic 718. Assumptions used in the calculation of the grant date fair value are included under the caption “Accounting for Stock-Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal year 2014 Annual Report on Form 10-K filed with the Commission on September 5, 2014 and such information is incorporated herein by reference.

3. The amounts in this column reflect the dollar value of long-term equity based compensation awards granted pursuant to the terms of our Incentive Plan during the fiscal years indicated in the table. These amounts equal the grant date fair value of shares of restricted stock, computed in accordance with FASB Accounting Standards Codification Topic 718. Assumptions used in the calculation of the grant date fair value are included under the caption “Accounting for Stock-Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal year 2014 Annual Report on Form 10-K filed with the Commission on September 5, 2014 and such information is incorporated herein by reference.

4. This column discloses the dollar value of all amounts earned by the named executive officers under our Economic Value Added Bonus Plan for Executive Officers and Senior Managers for performance in the applicable fiscal year which were tied to long-term incentive performance targets. Amounts added to each named executive officer’s Bonus Bank with respect to the applicable fiscal year under the Economic Value Added Bonus Plan, but not paid with respect to that fiscal year, are not included in this column because the amounts are “at risk.” Accordingly, amounts in this column include the portion of any Bonus Bank amount paid with respect to performance for the applicable fiscal year to the named executive officer with respect to that fiscal year and with respect to prior fiscal years. See “Compensation Analysis and Discussion” above.

5. “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” includes for the applicable fiscal year the aggregate increase in the actuarial present value of each named executive officer’s accumulated benefit under our defined benefit pension plan and supplemental executive retirement plan, using the same assumptions and measurement dates used for financial reporting purposes with respect to our audited financial statements for the applicable fiscal year.

6. The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, the cost of premiums paid by us for term life insurance under which the named executive officer is a beneficiary, dividends paid on shares of unvested restricted stock previously granted to the named executive officers, which dividends were not included in the grant date fair value calculation for the restricted stock awards, and perquisites. The perquisites consist of, for Mr. Hansen, with respect to fiscal 2014, gift cards in the amount of $3,000, for Mr. Guillot, with respect to fiscal 2012, a gift card in the amount of $1,000 and, for Mr. Messina, with respect to each of fiscal 2014, 2013 and 2012, gift cards in the amounts of $2,000, $1,000 and $1,000, respectively, and an automobile allowance of $9,600 per fiscal year. The gift cards are given to employees as part of a program to incentivize them to utilize the lowest cost airfares for international travel. This program is available to all employees who primarily travel to Asia on company business.

Name	Year	401(k) Match	Life Insurance	Dividends	Perquisites	Total “All Other Compensation”
Frank J. Krejci	2014	$13,212	$2,673	$2,420	$—	$18,305
	2013	$13,187	$3,564	$2,000	$—	$18,751
	2012	$8,705	$2,673	$900	$—	$12,278
Patrick J. Hansen	2014	$12,965	$1,776	$1,848	$3,000	$19,589
	2013	$12,798	$1,197	$1,560	$—	$15,555
	2012	$12,500	$1,136	$1,200	$—	$14,836
Rolando J. Guillot	2014	$12,958	$675	$1,320	$—	$14,953
	2013	$12,780	$741	$1,040	$—	$14,561
	2012	$12,488	$404	$800	$1,000	$14,692
Richard P. Messina	2014	$13,919	$589	$1,375	$11,600	$27,483
	2013	$12,682	$531	$1,040	$10,600	$24,853
	2012	$11,713	$487	$800	$10,600	$23,600
Kathryn E. Scherbarth	2014	$10,089	$1,697	$1,232	$—	$13,018
	2013	$6,132	$1,598	$1,040	$—	$8,770
	2012	$6,412	$1,522	$800	$—	$8,734

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during fiscal year 2014, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to FASB Accounting Standards Codification Topic 718 and are intended to serve as an incentive for performance to occur over a specified period, and consist of performance bonus awards under our Economic Value Added Bonus Plan for Executive Officers and Senior Managers. We have not granted any equity incentive-based awards, which are equity awards subject to a performance condition or a market condition as those terms are defined by FASB Accounting Standards Codification Topic 718.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (2)	All Other Stock Awards: Number of Shares of Stock (3)	Exercise or Base Price of Option Awards ($/Sh.)	Grant Date Fair Value of Stock and Option Awards (4)
		Threshold	Target	Maximum
Frank J. Krejci	08/21/13	—	—	—	14,360	—	$38.71	$252,449
	08/21/13	—	—	—	—	2,000	—	$71,780
	—	0	$263,188	$328,985	—	—	—	—
Patrick J. Hansen	08/21/13	—	—	—	6,460	—	$38.71	$113,567
	08/21/13	—	—	—	—	1,500	—	$53,835
	—	0	$112,980	$141,225	—	—	—	—
Rolando J. Guillot	08/21/13	—	—	—	4,290	—	$38.71	$75,418
	08/21/13	—	—	—	—	1,000	—	$35,890
	02/17/14	—	—	—	—	400	—	$22,000
	—	0	$74,416	$93,020	—	—	—	—
Richard P. Messina	08/21/13	—	—	—	3,660	—	$38.71	$64,343
	08/21/13	—	—	—	—	1,000	—	$35,890
	10/08/13	—	—	—	—	300	—	$12,135
	02/17/14	—	—	—	—	200	—	$11,000
	—	0	$66,436	$83,045	—	—	—	—
Kathryn E. Scherbarth	08/21/13	—	—	—	3,650	—	$38.71	$64,167
	08/21/13	—	—	—	—	1,000	—	$35,890
	—	0	$65,221	$81,527	—	—	—	—

1.

These amounts show the range of payouts targeted for fiscal 2014 performance under our Economic Value Added Bonus Plan for Executive Officers and Senior Managers as described in the section of this Proxy Statement titled “Compensation Discussion and Analysis.” The Economic Value Added Bonus Plan for Executive Officers and Senior Managers entitles our participants to earn bonus awards based upon our financial performance and the participant’s individual performance for a given fiscal year. The targeted bonus amounts are equal to a percentage of the executive officer’s base salary (see the “Summary Compensation Table”). The target was set at 75% of base salary for Mr. Krejci, 45% of base salary for Mr. Hansen and 35% of base salary for each of Mr. Guillot, Mr. Messina and Ms. Scherbarth. Any amounts earned under the EVA Bonus Plan in excess of 125% of the target bonus are added to a Bonus Bank for each executive officer, with one-third of the Bonus Bank balance, consisting of the excess arising during the applicable fiscal year and the two prior fiscal years, being paid with respect to the current fiscal year and one-third being paid with respect to each of the subsequent two fiscal years. The payments with respect to the subsequent two fiscal years are subject to certain “at-risk” provisions described above under “Compensation Discussion and Analysis.” The amount under the column “Maximum” is limited to 125% of the target bonus award. Amounts in excess of 125% of the target award are placed into a Bonus Bank and are subject to certain “at risk” provisions referenced above. See “Compensation Discussion and Analysis” for the amount of the Bonus Bank paid to the named executive officers in fiscal 2014.

2.	Each of the common stock options granted to the named executive officers were granted on August 21, 2013, vest on August 21, 2016, the three-year anniversary of the grant date, and expire on August 21, 2023.

3.	The restricted stock awards granted on August 21, 2013 vest on August 21, 2016, the three-year anniversary of the grant date. The restricted stock award granted on October 8, 2013 vests on October 8, 2016, the three-year anniversary of the grant date. The restricted stock awards granted on February 17, 2014 vest on February 17, 2017, the three-year anniversary of the grant date.

4.	The value of the restricted stock or option award is based upon the grant date fair value of $35.89 per share for each share of restricted stock awarded on August 21, 2013, $40.45 per share for each share of restricted stock awarded on October 8, 2013 and $55.00 per share for each share of restricted stock awarded on February 17, 2014 and $17.58 per share for each option share underlying the option award made on August 21, 2013, determined pursuant to FASB Accounting Standards Codification Topic 718. The grant date fair value is the amount we expense in our financial statements over the award’s vesting schedule. See the Notes to our Consolidated Financial Statements in the fiscal year 2014 Annual Report on Form 10-K filed with the Commission on September 5, 2014 for the assumptions we relied on in determining the value of these awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on outstanding option and unvested restricted stock awards held by the named executive officers at June 29, 2014, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option and the number of shares of restricted stock held at fiscal year end that have not yet vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Frank J. Krejci	12,000	—	18.49	01/01/20	(1)	1,500	(8)	99,090
	49	—	22.47	08/17/15	(2)	2,000	(9)	132,120
	—	8,610	26.53	08/22/21	(3)	2,000	(10)	132,120
	—	13,093	25.64	08/20/22	(4)	—		—
	—	14,360	38.71	08/21/23	(5)	—		—
Patrick J. Hansen	—	4,550	26.53	08/22/21	(3)	1,200	(8)	79,272
	—	6,801	25.64	08/20/22	(4)	1,500	(9)	99,090
	—	6,460	38.71	08/21/23	(5)	1,500	(10)	99,090
Rolando J. Guillot	6,000	—	17.59	12/09/19	(6)	800	(8)	52,848
	—	2,880	26.53	08/22/21	(3)	1,000	(9)	66,060
	—	4,424	25.64	08/20/22	(4)	1,000	(10)	66,060
	—	4,290	38.71	08/21/23	(5)	400	(11)	26,424
Richard P. Messina	—	2,420	26.53	08/22/21	(3)	800	(8)	52,848
	—	3,752	25.64	08/20/22	(4)	1,000	(9)	66,060
	—	3,660	38.71	08/21/23	(5)	1,000	(10)	66,060
	—	—	—	—		300	(12)	19,818
	—	—	—	—		200	(11)	13,212
Kathryn E. Scherbarth	—	2,400	26.53	08/22/21	(3)	800	(8)	52,848
	—	3,949	25.64	08/20/22	(4)	1,000	(9)	66,060
	—	3,650	38.71	08/21/23	(5)	1,000	(10)	66,060

(1)	The common stock option vested pro rata over a four-year period on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014.

(2)	The common stock option vested on August 17, 2013, the three-year anniversary of the grant date.

(3)	The common stock option vested on August 22, 2014, the three year anniversary of the grant date.

(4)	The common stock option vests on August 20, 2015, the three year anniversary of the grant date.

(5)	The common stock option vests on August 21, 2016, the three year anniversary of the grant date.

(6)	The common stock option vested pro rata over a four-year period on each of December 9, 2010, December 9, 2011, December 9, 2012 and December 9, 2013.

(7)	Market value equals the closing market price of our common stock on June 27, 2014, the last trading day prior to our fiscal year end of June 29, 2014, which was $66.06, multiplied by the number of shares of restricted stock.

(8)	The shares of restricted stock vested on August 22, 2014, the third anniversary of the grant date.

(9)	The shares of restricted stock vest on August 20, 2015, the third anniversary of the grant date.

(10)	The shares of restricted stock vest on August 21, 2016, the third anniversary of the grant date.

(11)	The shares of restricted stock vest on February 17, 2017, the third anniversary of the grant date.

(12)	The shares of restricted stock vest on October 8, 2016, the third anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options exercised and the restricted stock awards that vested during fiscal 2014 for each of the named executive officers on an aggregate basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Frank J. Krejci	5,271	227,760	1,500	56,490
Patrick J. Hansen	8,290	211,049	1,200	45,192
Rolando J. Guillot	9,300	371,543	800	30,128
Richard P. Messina	2,690	37,283	800	30,128
Kathryn E. Scherbarth	4,380	101,674	800	30,128

(1)	Value realized equals the market value of our common stock at the time of exercise (which equals, if applicable, the sale price if exercised and sold under a cashless exercise program), minus the exercise price, multiplied by the number of shares acquired on exercise.

(2)	Value realized equals the market price of our common stock at the time of vesting, multiplied by the number of shares that vested. All of the shares vested on the third anniversary of the grant date or August 17, 2013. The closing market price of our common stock on August 16, 2013, the last trading day prior to the vesting date, was $37.66.

Pension Benefits Table

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under each STRATTEC defined benefit plan as of June 29, 2014, assuming benefits are paid at normal retirement age based on current levels of compensation. The valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for each of the named executive officers are included under the caption

“Retirement Plans and Postretirement Costs” included in the Notes to Consolidated Financial Statements in the fiscal year 2014 Annual Report on Form 10-K filed with the Commission on September 5, 2014, and such information is incorporated herein by reference. The table also shows the number of years of credited service under each plan, computed as of the same pension plan measurement date used in STRATTEC’s audited financial statements for the year ended June 29, 2014. The table also reports any pension benefits paid to each named executive officer during the year.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Frank J. Krejci	STRATTEC SECURITY CORP. Retirement Plan	*	—	—
	Non-Qualified Supplemental Executive Retirement Plan **	5	414,317	—
Patrick J. Hansen	STRATTEC SECURITY CORP. Retirement Plan	16	443,409	—
	Non-Qualified Supplemental Executive Retirement Plan **	16	406,476	—
Rolando J. Guillot	STRATTEC SECURITY CORP. Retirement Plan	21	596,228	—
	Non-Qualified Supplemental Executive Retirement Plan **	10	71,487	—
Richard P. Messina	STRATTEC SECURITY CORP. Retirement Plan	6	16,397	—
	Non-Qualified Supplemental Executive Retirement Plan **	6	28,666	—
Kathryn E. Scherbarth	STRATTEC SECURITY CORP. Retirement Plan	15	373,007	—
	Non-Qualified Supplemental Executive Retirement Plan **	11	126,513	—

*	Effective January 1, 2010, benefit accruals under the STRATTEC defined benefit retirement plan for service after December 31, 2009 was terminated. Accordingly, Mr. Krejci is not eligible to participate in this plan.

**	Effective December 31, 2013, the SERP was amended by generally converting it into a defined contribution plan.

Employment Agreements

Each of our named executive officers has signed an employment agreement with STRATTEC. The term of each employment agreement automatically extends for one year each June 30 unless either party gives 30 days’ notice that the agreement will not be further extended. Under the agreement, the officer agrees to perform the duties currently being performed in addition to such other duties that may be assigned from time to time. We agree to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all of our other salaried employees who are in comparable positions.

The terms of these employment agreements generally include the following:

•	each of these executive officers is entitled to participate in our bonus plans and our Incentive Plan;

•	each of these executive officers is eligible to participate in any medical, health, dental, disability and life insurance policy that we maintain for the benefit of our other senior management;

•	each of these executive officers will also receive at our expense group term life insurance coverage equal to two times their base salary subject to a maximum amount of coverage equal to $500,000;

•

each of these executive officers has agreed not to compete with us during employment and for a period equal to the shorter of one year following termination of employment or the duration of the employee’s employment with us and has agreed to maintain the confidentiality of our proprietary information and trade secrets during the term of employment and for two years thereafter; and

•	each employment agreement contains severance benefits, which are summarized below under “Post-Employment Compensation.”

Post-Employment Compensation

401(k) Plan Benefits

Our U.S.-based executive officers are eligible to participate in our 401(k) plan on the same terms as our other U.S.-based employees. The match in our 401(k) plan is 100% on the first 5% of an employee’s annual wages (up to the federal limit). All of our executive officers participated in our 401(k) plan during fiscal 2014 and received matching contributions in accordance with the foregoing methodology.

Retirement Plan and Supplemental Executive Retirement Plan

We maintain a defined benefit retirement plan covering all executive officers and substantially all other employees in the United States. Under this qualified defined benefit retirement plan, nonbargaining unit employees receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee’s average of the highest 5 years of compensation during the last 10 calendar years of service prior to retirement multiplied by the number of years of credited service, with an offset of 50% of Social Security benefits (prorated if years of credited service are less than 30). Compensation under the qualified defined benefit retirement plan includes the compensation as shown in the Summary Compensation Table under the headings “Salary,” “Bonus,” and “Non-Equity Incentive Plan Compensation” subject to a maximum compensation amount set by law ($260,000 in 2014). Effective January 1, 2010, an amendment to the qualified retirement plan discontinued the benefit accruals for salary increases and credited service rendered after December 31, 2009.

Our executive officers also participated during fiscal 2014 in a Supplemental Executive Retirement Plan (SERP). The SERP is a non-qualified supplemental retirement plan program which, prior to January 1, 2014, essentially mirrored the qualified retirement plan described above, but provided benefits in excess of certain limits placed on our qualified retirement plan by the Internal Revenue Code. The benefits provided under the SERP were therefore primarily those that would have been provided under the terms of our qualified retirement plan except for the application of the Internal Revenue Code limits. Consequently, prior to January 1, 2014, under our SERP, executive officers were provided with additional increments of (a) 0.50% of the employee’s average of the highest 5 years of compensation (as limited under the defined benefit retirement plan) per year of credited service over the benefits payable under the qualified retirement plan to nonbargaining unit employees and (b) 2.1% of the compensation exceeding the qualified retirement plan dollar compensation limit per year of credited service. We have created a Rabbi Trust for deposit of the aggregate present value of the benefits described above for our executive officers.

On October 8, 2013, our Board of Directors approved certain amendments to the SERP which amendments were effective as of December 31, 2013. The amendments generally simplified the SERP by revising the benefit calculation formula. Specifically, the amendments to the SERP generally provided for the following:

•	Each participant’s accrued benefit on December 31, 2013 was determined as a lump-sum benefit that was credited to an account established for the participant (the “Conversion Account”).

•	STRATTEC will credit 8% of a participant’s base salary and cash bonus each December 31, beginning with December 31, 2014 (the “Company Defined Contribution Account”) to the participant’s account.

•

As amended, the SERP provides a supplemental retirement benefit to each participant consisting of the Conversion Account, the Company Defined Contribution Account and credited interest on each account. The credited interest rate equals 120% of the long-term Applicable Federal Rate (“AFR”) determined each January 1, credited to the balance of each participant’s account.

•

For the Company Defined Contribution Account, STRATTEC will first credit interest as of January 1, 2016. The interest amount shall be equal to the Participant’s Company Defined Contribution Account balance as of December 31, 2014 multiplied by 120% of the long-term AFR for January 2015. The same method to credit interest shall be used for each subsequent December 31.

•

For the Conversion Account, STRATTEC will first credit interest as of January 1, 2015. The interest amount shall be equal to the participant’s Conversion Account balance as of December 31, 2013 multiplied by 120% of the long-term AFR for January 2014. The same method to credit interest shall be used for each subsequent December 31.

•	If a participant has a separation from service during the plan year, STRATTEC will credit interest to the participant account(s) on a pro-rata basis.

•	All participants as of December 31, 2013 were deemed to be vested and individuals who begin participating in the SERP on or after January 1, 2014 are subject to a five-year vesting schedule.

•	A lump-sum benefit shall be the only distribution option available under the SERP.

•

Each participant chooses, by having made an election before the date the participant or employee becomes eligible for the Company Defined Contribution Account, whether the Company Defined Contribution Account will be paid six months after the participant’s separation from service or whether half will be paid six months after the participant’s separation from service and the remaining half paid 18 months after the participant’s separation from service.

•

STRATTEC paid current participants a bonus on December 31, 2013 equivalent to the amount to reimburse them for the amount, if any, of any FICA tax liability due to the conversion of their benefit to a lump-sum benefit under the Conversion Account. The bonus paid to each named executive officer was as follows: Mr. Krejci — $15,219; Mr. Hansen — $18,180; Mr. Guillot — $2,899; Mr. Messina — $2,104; and Ms. Scherbarth — $4,847.

The following table shows total estimated annual benefits payable from the qualified defined benefit retirement plan and the SERP to executive officers upon normal retirement at age 65 at specified compensation and years of service classifications calculated on a single life basis and adjusted for the projected Social Security offset:

	Annual Pension Payable for Life After Specified Years of Credited Service
Average Annual Compensation	10 Years	20 Years	30 Years	40 Years
$100,000	$17,500	$35,000	$52,500	$70,000	*
150,000	28,000	56,000	84,000	105,000	*
200,000	38,500	77,000	115,500	140,000	*
250,000	49,000	98,000	147,000	175,000	*
300,000	59,500	119,000	178,500	210,000	*
350,000	70,000	140,000	210,000	245,000	*
400,000	80,500	161,000	241,500	280,000	*
450,000	91,000	182,000	273,000	315,000	*
500,000	101,500	203,000	304,500	350,000	*
550,000	112,000	224,000	336,000	385,000	*
600,000	122,500	245,000	367,700	420,000	*
650,000	133,000	266,000	399,000	455,000	*
700,000	143,500	287,000	430,500	490,000	*

*	Figures reduced to reflect the maximum limitation under the plans of 70% of compensation.

The above table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended, on pensions paid under federal income tax qualified plans. However, an executive officer covered by our program will receive the full pension to which he or she would be entitled in the absence of such limitations.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements and change of control employment agreements with each of our named executive officers that provide for severance benefits following a termination of employment, as well as provide employment benefits in connection with a change of control (as defined in the change of control agreements).

The employment agreements with our named executive officers provide that if the executive officer’s employment is terminated as a result of the death or disability of such executive officer, then the executive officer (or his or her beneficiary) is entitled to continuation of the executive officer’s then effective base salary for a period of six months after termination and continuation of health and dental coverage for such six month period after termination of employment. If the executive officer’s employment is terminated by us without cause (as defined the employment agreements), then the executive officer will be entitled to continuation (1) of the executive officer’s then effective base salary for twelve months in the case of Mr. Krejci and, for each other executive officer, for a minimum of six months after termination or a maximum of twelve months with each executive officer receiving one month credit for each year of service as an officer of STRATTEC and (2) of health and dental coverage for such six to twelve month period, as applicable.

Each of our named executive officers has also signed a change of control employment agreement which guarantees the employee continued employment following a change of control (as defined in the agreements) on a basis equivalent to the employee’s employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change of control. Such agreements become effective only upon a defined change of control of STRATTEC, or if the employee’s employment is terminated upon, or in anticipation of such a change of control, and automatically supersede any existing employment agreement once they become effective. Under these agreements, if during the employment term (three years from date of the change of control), the employee is terminated other than for cause (as defined in the agreements) or if the employee voluntarily terminates his or her employment for good reason (as defined in the agreements) or during a 30-day window period one year after a change of control, then the executive officer is entitled to specified severance benefits, including (1) a lump sum payment of three (with respect to Mr. Krejci) or two (with respect to each other named executive officer) times the employee’s annual base salary, (2) a payment equal to the executive officer’s highest annual bonus (determined as provided in the agreement) and (3) continuation of certain fringe and other benefits.

The following table sets forth the compensation that each of our named executive officers would have been eligible to receive if the applicable executive officer’s employment had been terminated on the last day of, but prior to, our fiscal year end (June 29, 2014) under circumstances requiring payment of severance benefits as described above other than in connection with a change of control.

Potential Severance Under Employment Agreements

Name	Salary	Benefits(1)	Total
Frank J. Krejci	$354,000	$17,067	$371,067
Patrick J. Hansen	$252,500	$10,271	$262,771
Rolando J. Guillot	$160,500	$14,049	$174,549
Richard P. Messina	$96,450	$9,366	$105,816
Kathryn E. Scherbarth	$174,441	$5,428	$179,869

(1)	The benefits consist of expenses for the continuation of health and dental coverage for a six to twelve month period, as applicable.

The following table sets forth the compensation that each of our named executive officers would have been eligible to receive if the applicable executive officer’s employment had been terminated on the last day of, but prior to, our fiscal year end (June 29, 2014) under circumstances requiring payment of severance benefits as described above in connection with a change of control.

Potential Severance Payments Under Change of Control Agreements Following a Change of Control

Name	Salary	Bonus	Benefits(1)	Total
Frank J. Krejci	$1,062,000	$340,808	$34,134	$1,436,942
Patrick J. Hansen	$505,000	$153,267	$20,542	$678,809
Rolando J. Guillot	$428,000	$101,709	$37,464	$567,173
Richard P. Messina	$385,800	$86,801	$37,464	$510,065
Kathryn E. Scherbarth	$380,600	$86,537	$10,856	$477,993

(1)	The benefits consist of expenses for the continuation of health and dental coverage for a three (with respect to Mr. Krejci) or two (with respect to all other named executive officers) year period.

Our Incentive Plan also provides for immediate vesting of all outstanding options and the lapse of any forfeiture provisions or other restrictions on outstanding shares of restricted stock upon a change in control of STRATTEC. The following table sets forth the unvested stock options and shares of restricted stock of our named executive officers as of June 29, 2014 that would become vested in the event of a change in control of STRATTEC.

Name	Number of Shares Underlying Unvested Options	Unrealized Value of Unvested Options(1)	Number of Shares of Restricted Stock that are Unvested	Unrealized Value of Unvested Restricted Stock(2)
Frank J. Krejci	36,063	$1,262,318	5,500	$363,330
Patrick J. Hansen	17,811	$631,439	4,200	$277,452
Rolando Guillot	11,594	$409,997	3,200	$211,392
Richard P. Messina	9,832	$347,419	3,300	$217,998
Kathryn E. Scherbarth	9,999	$354,318	2,800	$184,968

(1)	Unrealized value equals the closing market value of our Common Stock as of June 27, 2014, the last trading day prior to our fiscal year end of June 29, 2014, minus the exercise price, multiplied by the number of unvested shares of our Common Stock as of such date. The closing market value of our Common Stock on June 27, 2014 was $66.06. Any shares subject to unvested stock options where the exercise price exceeds the closing market value of our Common Stock on June 27, 2014 are deemed to have no unrealized value.

(2)	Unrealized value equals the closing market value of our Common Stock as of June 27, 2014, the last trading day prior to our fiscal year end of June 29, 2014, multiplied by the number of unvested shares of our Common Stock as of such date. The closing market value of our Common Stock on June 27, 2014 was $66.06.

DIRECTOR COMPENSATION

General Information

During fiscal 2014, each of our nonemployee directors received an annual retainer fee of $24,000, a fee of $1,500 for each Board meeting attended and a fee of $1,000 for each committee meeting attended. The respective chairmen of the Board committees received an additional retainer fee of $5,000 for the Audit Committee and $2,500 for the Compensation Committee and the Nominating and Corporate Governance Committee. Effective June 30, 1997, we implemented an Economic Value Added Bonus Plan for Non-Employee Members of the Board of Directors. The purpose of the Economic Value Added Bonus Plan for Non-Employee Members of the Board of Directors is to maximize long-term shareholder value by providing incentive compensation to non-employee directors in a form which relates the financial reward to an increase in our value to our shareholders and to enhance our ability to attract and retain outstanding individuals to serve as non-employee directors. The Economic Value Added Bonus Plan for Non-Employee Members of the Board of Directors provides for the payment of a potential cash bonus to each non-employee director equal to the product of (a) 40% of the director’s retainer and meeting fees for the fiscal year, multiplied by (b) a Company Performance Factor. In general, the Company Performance Factor is determined by reference to our financial performance relative to a targeted cash-based return on capital, which is intended to approximate our weighted cost of capital (which was 10% for fiscal 2014).

Our outside directors are also eligible participants under our Incentive Plan and are entitled, subject to the discretion of our Compensation Committee, to receive awards under that plan. On August 21, 2013, our Compensation Committee approved specified grants of shares of restricted stock based upon fiscal 2013 performance of 800 shares to each of Mr. Stratton, Mr. Koss, Mr. Zimmer and Mr. Florsheim. All of these shares of restricted stock vest on the third anniversary of the grant date and have all the rights of our shares of common stock, including dividend and voting rights. The shares of restricted stock had a grant date fair value per share of $35.89 as determined pursuant to FASB Accounting Standards Codification Topic 718.

On August 20, 2014, our Compensation Committee also made specified grants of shares of restricted stock based upon fiscal 2014 performance of 600 shares to each of Mr. Stratton, Mr. Koss, Mr. Zimmer and Mr. Florsheim. These shares of restricted stock all vest on the third anniversary of the grant date and have all the rights of our shares of common stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. These shares of restricted stock had a grant date fair value per share of $70.90 as determined pursuant to FASB Accounting Standards Codification Topic 718.

Our Board of Directors retained Verisight (formerly McGladrey) in May 2012 to compile a survey of board of director compensation data from a peer group of companies. Verisight compiled board of director pay practice data from the same industry peer companies as were included in the Verisight report prepared in 2012 on executive officer compensation which was described above under “Compensation Discussion and Analysis-Peer Group Benchmarking” with the exception of two companies (Supreme Industries and Clarion Technologies) which did not have board pay data available. The data compiled by the survey included an analysis of retainer fees for board and committee service, meeting fees, chairperson fees and incentive compensation. Based upon the survey results, the overall compensation level of our directors was at or near the median compensation of the directors of the companies included in the survey, with equity compensation being below the median but cash incentive compensation exceeding the median. Our Board of Directors and our Compensation Committee discussed the results of this survey at meetings held in early fiscal 2013 and subsequently formally approved changes relating to the compensation of our directors for fiscal 2013, which consisted of the following:

•	increasing the annual retainer fee for each director to $22,000 (which was subsequently increased to $24,000 for fiscal 2014);

•	increasing the additional retainer fee for the chairman of the Audit Committee to $5,000; and

•	increasing the additional retainer fee for the chairman of the Compensation and the Nominating and Corporate Governance Committees to $2,500.

We expect to engage Verisight or a similar third party consultant to conduct a similar compensation analysis and report again at the end of fiscal 2015 (i.e. we expect to conduct a similar director compensation analysis every third fiscal year).

Commencing on September 1, 2012, Mr. Stratton has become a non-employee member of our Board of Directors. As a non-employee director, effective September 1, 2012, Mr. Stratton is entitled to (1) an annual retainer fee of $90,000 and (2) board meeting fees and participation in the Incentive Plan and the Economic Value Added Bonus Plan for Non-Employee Members of the Board of Directors on a basis consistent with our other non-employee directors, as described above.

Director Summary Compensation Table

The following table summarizes the director compensation for fiscal year 2014 for all of our non-employee directors. Mr. Krejci did not receive any additional compensation for his service as a director during fiscal 2014 beyond the amounts previously disclosed in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Harold M. Stratton II	97,500	28,712	101,790	2,332	230,334
Michael J. Koss	39,000	28,712	40,716	968	109,396
Thomas W. Florsheim, Jr.	39,000	28,712	40,716	352	108,780
David R. Zimmer	41,500	28,712	43,326	968	114,506

(1)	The amounts in this column reflect the dollar value of long-term equity based compensation awards granted pursuant to the terms of our Incentive Plan during the fiscal year. These amounts equal the grant date fair value of shares of restricted stock, computed in accordance with FASB Accounting Standards Codification Topic 718. Assumptions used in the calculation of the grant date fair value are included under the caption “Accounting for Stock-Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal year 2014 Annual Report on Form 10-K filed with the Commission on September 5, 2014 and such information is incorporated herein by reference.

(2)	This column discloses the dollar value of all amounts earned by the director under our Economic Value Added Plan for Non-Employee Members of the Board of Directors for performance in fiscal 2014 which were tied to incentive performance targets.

(3)	Amounts in this column represent dividends paid on shares of unvested restricted stock previously granted to the directors, which dividends were not included in the grant date fair value calculation for the restricted stock awards noted in footnote (1) above.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions

During fiscal 2014, other than as described above under Executive Compensation, the Corporation did not engage in any related party transactions within the meaning of the rules of the Commission.

Review and Approval of Related Person Transactions

The charter for our Audit Committee provides that one of the responsibilities of our Audit Committee is to review and approve related party transactions in accordance with the listing requirements of the NASDAQ Stock Market. Although we do not currently have a formal written set of policies and procedures for the review, approval or ratification of related person transactions, we do have written procedures in place to identify related party transactions that may require Audit Committee approval. These procedures include annual submission of director and officer questionnaires. Where a related party transaction is identified, the Audit Committee reviews and, where appropriate, approves the transaction based on whether it believes that the transaction is at arms length and contains terms that are no less favorable than what we could have obtained from an unaffiliated third party.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information, as of June 29, 2014, for the Incentive Plan. This plan has been approved by STRATTEC’s shareholders.

Plan Category	Number of Common Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	185,242	$24.73	126,250
Equity compensation plans not approved by shareholders	—	—	—

Total	185,242	$24.73	126,250

PROPOSAL 2:

RATIFICATION AND APPROVAL OF THE AMENDED AND

RESTATED STOCK INCENTIVE PLAN

Purpose and Effect of Proposal

Proposed Adoption.    Subject to shareholder approval, our Board of Directors has approved amending and restating the Incentive Plan to increase the number of shares available for issuance to participants under the Incentive Plan and to increase the maximum number of shares of restricted stock that may be granted to all participants during any year. The Incentive Plan was last amended and restated in October 2010 at the 2010 annual meeting of our shareholders, and other than increasing the number of shares available for issuance to participants under the Incentive Plan, the current amended and restated Incentive Plan does not materially alter the terms of the Incentive Plan that was formerly in effect.

Purpose of the Incentive Plan.    As discussed in “Compensation Discussion and Analysis,” the objectives of our compensation arrangements include (1) attracting and retaining key service providers through competitive compensation arrangements, (2) providing strong financial incentives, at a reasonable cost to our shareholders, for performance that creates value for shareholders by generating returns in excess of our cost of capital and (3) linking compensation to corporate performance through equity-based awards that reward executives and other service providers for both gains in our stock price and meeting long-term EVA growth goals.

Our management and Board of Directors believe there are significant benefits to STRATTEC and our shareholders by aligning the performance incentives of our senior managers and executive officers through the use of equity incentive awards under the Incentive Plan. As of August 20, 2014, after taking into account the restricted stock awards made to our outside directors and to our senior managers and executive officers as of such date, and absent shareholder approval of the amended and restated Incentive Plan, there would be only 91,250 shares of Common Stock remaining available for issuance for future awards under the Incentive Plan. As a result, our Board of Directors believes that it is both necessary and desirable to increase from 1,700,000 to 1,850,000 the aggregate number of shares of Common Stock available for issuance to participants under the Incentive Plan.

Description of the Incentive Plan

A brief description of the Incentive Plan, as proposed to be amended and restated, appears below. The following description is qualified in its entirety by reference to the text of the Incentive Plan, as proposed to be amended and restated, which is attached as Appendix A to this Proxy Statement.

General.    The Incentive Plan authorizes our Compensation Committee to grant stock incentive awards to our officers, directors and other key employees, including our subsidiaries and affiliates. Approximately 75 individuals participate in the Incentive Plan. Our Compensation Committee administers the Incentive Plan and has complete discretion, subject to the terms of the Incentive Plan, to determine, among other things, which individuals will receive awards, the type, number and frequency of and the number of shares subject to such awards, and, to the extent not otherwise expressly provided in the Incentive Plan, the terms and conditions of the awards.

Awards.

1. Stock Options.    Options granted under the Incentive Plan may be incentive stock options (“ISOs”), as defined under and subject to Section 422 of the Internal Revenue Code (the “Code”), or non-qualified stock options (“NSOs”).

The options that are granted under the Incentive Plan will be exercisable at such times and subject to such terms and conditions as the Compensation Committee may determine. All options will expire no later than ten years from the date of grant in the case of ISOs and ten years and one day from the date of grant in the case of NSOs. Generally, options will expire upon an optionee’s termination of service status for cause, one year following the termination of service status due to death, three years following termination due to retirement or disability, or three months after the termination of service status for any other reason; provided, however, that options will expire prior to those times if and at such time that the original option exercise term otherwise expires. Generally, options may be exercised only to the extent exercisable on the date of termination, death, disability or retirement. To the extent options are ISOs, they will retain such status, in general, only if exercised within three months following termination of employment. ISOs may not be granted to our outside (non-employee) directors.

The option price for any option will not be less than 100% of the fair market value of our Common Stock as of the date of grant and will be paid in cash, or, in certain circumstances, shares of our Common Stock (including restricted stock), at the time of exercise. When using shares of Common Stock in payment of the exercise price, an optionee may receive, in one transaction or a series of essentially simultaneous transactions, without making any out-of-pocket cash payment, shares equivalent in value to the excess of the fair market value of the shares subject to exercised option rights over the exercise price specified for such shares in the option.

Upon notice of exercise of a stock option, our Compensation Committee may, at its sole discretion, elect to cash out all of any portion of such option by paying a per share amount equal to the excess of the fair market value of the Common Stock on the exercise date over the option exercise price. Such payment may be in cash or Common Stock, which stock may, in certain circumstances, take the form of restricted stock.

Stock options are not transferable except by will or the laws of descent and distribution.

Shares of Common Stock available for distribution by our Compensation Committee under the Incentive Plan may also be issued pursuant to our leveraged stock option (“LSO”) program. LSOs granted under the Incentive Plan may be either ISOs or NSOs. The LSOs may be exercisable no earlier than three nor more than ten years from the date of grant. The exercise price of LSOs shall be the product of 90% of fair market value on the date of grant, multiplied by the sum (taken to the 5th power) of (a) 1, plus (b) the Estimated Annual Growth Rate, but in no event may the exercise price be less than fair market value on the date of grant. The Estimated Annual Growth Rate is intended to represent an annual percentage stock appreciation at least in the amount of our cost of capital (with due consideration for dividends paid, risk and illiquidity) and equals the average daily closing 10 year U.S. Treasury note yield rate for the month of April immediately preceding the relevant plan year, plus 2%. The maximum number of LSOs that may be granted to all senior executives for any plan year is 40,000. If the total bonus payout under our Economic Value Added program produces more than 40,000 leveraged stock options in any plan year, then the leveraged stock options granted for that year will be reduced pro-rata based on proportionate total bonus payouts under the EVA Bonus Plan. The amount of any such reduction shall be carried forward to subsequent years and awarded in leveraged stock options to the extent the annual limitation is not exceeded in future years.

2. Stock Appreciation Rights.    Our Compensation Committee may also award stock appreciation rights (“SARs”) under the Incentive Plan. SARs may be granted in conjunction with all or part of any stock option, will be exercisable only at such times as and to the extent the underlying stock option is exercisable and upon exercise is paid in cash, shares of Common Stock or a combination thereof, at the discretion of our Compensation Committee, in a per share amount equal to the excess of the fair market value of our Common Stock on the exercise date over the related exercise price.

3. Restricted Stock.    Restricted stock may be granted under the Incentive Plan contingent upon the attainment of specified performance goals or such other factors as our Compensation Committee may determine and, during the period of restriction, the holder of restricted stock may not sell, transfer, pledge or assign the shares of restricted stock. In general, except for an award of shares of restricted stock in lieu of cash compensation, the period of restriction for any grant of restricted stock will be based on the recipient’s continued status as a service provider to STRATTEC and will not be less than three years. Restricted stock may vest immediately or in installments over time following the minimum period of restriction, as determined by our Compensation Committee. The maximum number of shares of restricted stock that may be granted to all recipients in any year is currently 25,000 shares (we are proposing increasing this amount to 40,000 shares each year) and the maximum number of shares of restricted stock that may be granted to any one individual in any year is 20% of the total number of shares of restricted stock granted in that year.

Change in Control Provisions.    Upon the occurrence of a “change in control” of STRATTEC, as defined in the Incentive Plan, any outstanding SARs and stock options which are not then exercisable will become fully exercisable and vested. Likewise, the restrictions applicable to shares of restricted stock that are outstanding will lapse and such shares and awards will be free of all restrictions and deemed fully vested under the terms of the original grant.

Upon a change in control, optionees may elect to surrender all or any part of their stock options and receive a per share amount in cash equal to the excess of the “change in control price” over the exercise price of the stock option. The “change in control price” will be the highest price per share paid in any transaction reported on the applicable NASDAQ Stock Market, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of STRATTEC at any time during the 60-day period immediately preceding the change in control as determined by our Compensation Committee.

If an optionee’s status as a service provider is terminated at or following a change in control (other than by death, disability or retirement), the exercise periods of an optionee’s stock options will be extended to the earlier of six months and one day from the date of such termination or the options’ respective expiration dates.

Miscellaneous.    The Incentive Plan may be amended or discontinued by our Board of Directors, provided that the Board may not, without the approval of our shareholders, among other items, (a) increase the number of shares reserved for distribution under the plan or decrease the option price of a stock option below 100% of the fair market value at grant or change the pricing terms applicable to stock purchase rights, except as expressly provided in the Incentive Plan as described below with respect to certain events such as a merger, stock split, consolidation, recapitalization, stock dividend, reorganization or other capital event, (b) change or expand the class of service providers eligible to receive awards under the Incentive Plan, or (c) extend maximum exercise periods for awards under the Incentive Plan. No amendment or discontinuance may impair the rights of an optionee or recipient under an outstanding stock option or other award granted under the Incentive Plan without the recipient’s consent.

In the event of any merger, stock split, consolidation, recapitalization, stock dividend, reorganization or other change in corporate structure affecting our shares of Common Stock, our Board of Directors may, in its sole discretion, make substitutions or adjustments in the aggregate number of shares reserved for issuance under the Incentive Plan, in the number and option price of shares subject to outstanding options (and related stock appreciation rights), and in the number of shares subject to other awards granted under the Incentive Plan.

New Plan Benefits

On August 20, 2014, our Compensation Committee made grants of shares of restricted stock to our named executive officers and made grants of shares of restricted stock to our non-employee directors under the Incentive Plan. These grants are not contingent upon ratification and approval of the amended Incentive Plan by our shareholders at the Annual Meeting. If the shareholders do not ratify and approve the amended Incentive Plan at the Annual Meeting, these restricted stock grants will remain outstanding. See “Compensation Discussion and Analysis — Components of Executive Compensation — Equity Based Compensation” for additional information regarding these awards to our named executive officers.

The following table sets forth the number of shares of restricted stock granted under the Incentive Plan on August 20, 2014 with respect to fiscal 2014 financial performance. Our executive officers and directors are eligible to participate in the Incentive Plan with respect to fiscal 2015 and other future periods. However, any awards in such future periods are not determinable at this time and will be at the discretion of our Compensation Committee.

Name and Position or Group	Number of Shares of Restricted Stock	Number of Leveraged Stock Options
Frank J. Krejci	2,000	4,090
Patrick J. Hansen	1,500	1,750
Rolando J. Guillot	1,300	1,180
Richard P. Messina	1,300	1,050
Kathryn E. Scherbarth	1,000	990
Executive Group	8,100	10,000
Non-Executive Director Group	2,400	0
Non-Executive Officer Employee Group	14,500	0

Vote Required

If a quorum exists, the proposal to ratify and approve the amended Incentive Plan requires the votes cast, in person or by proxy, and entitled to vote thereon, for this proposal to exceed the votes cast against this proposal. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” ratification and approval of the amended Incentive Plan.

PROPOSAL 3:

NON-BINDING ADVISORY VOTE ON

EXECUTIVE COMPENSATION

The Proposal

We believe that our compensation policies and procedures, which are reviewed and approved by our Compensation Committee, are designed to align our executive officer’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are important to our continued success. Our Compensation Committee periodically reviews and approves our compensation policies and procedures, and periodically reviews our executive compensation programs and takes any steps it deems necessary to continue to fulfill the objectives of our compensation programs.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation programs.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Commission rules and regulations (and consistent with the similar proposal on executive compensation submitted to our shareholders in connection with previous shareholder annual meetings), our Board of Directors has authorized a non-binding advisory shareholder vote to approve the compensation of our named executive officers as reflected in the Compensation Discussion and Analysis, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other executive compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay programs and policies.

Accordingly, shareholders are being asked to vote on the following resolution:

“Resolved, that the compensation paid to STRATTEC’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including pursuant to Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved by the shareholders of STRATTEC SECURITY CORPORATION.”

Because this shareholder vote is advisory, it will not be binding on the Board of Directors. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

If a quorum exists, the approval of the non-binding advisory proposal on our executive compensation described in this Proxy Statement requires the votes cast, in person or by proxy, and entitled to vote thereon, for this proposal to exceed the votes cast against this proposal. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the non-binding advisory resolution approving our executive compensation.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE

COMMISSION ON FORM 10-K

We are required to file an annual report, called a Form 10-K, with the Securities Exchange Commission. A copy of Form 10-K for the fiscal year ended June 29, 2014 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written request should be directed to Patrick J. Hansen, Office of the Corporate Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.

SHAREHOLDER PROPOSALS

Any shareholder who desires to submit a proposal or a nominee director for inclusion in our 2015 Proxy Statement in accordance with Rule 14a-8 must submit the proposal in writing to Patrick J. Hansen, Chief Financial Officer and Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. We must receive a proposal by May 8, 2015 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider the proposal or nominee for inclusion in our 2015 Proxy Statement. For additional information on nominee director proposals, see “Corporate Governance Matters — Director Nominations” above.

Proposals submitted other than pursuant to Rule 14a-8 that are not intended for inclusion in our 2015 Proxy Statement will be considered untimely if received after July 9, 2015 (90 days prior to the anniversary date of the previous year’s annual meeting of shareholders). If a shareholder gives notice of such a proposal after this deadline, Commission rules allow our proxy holders discretionary voting authority to vote against the shareholder proposal to the extent it is properly presented for consideration at the 2015 Annual Meeting of Shareholders.

OTHER MATTERS

Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

BY ORDER OF THE BOARD OF DIRECTORS

STRATTEC SECURITY CORPORATION

Patrick J. Hansen,

Secretary

Milwaukee, Wisconsin

September 5, 2014

APPENDIX A

AMENDED AND RESTATED

STRATTEC SECURITY CORPORATION

STOCK INCENTIVE PLAN

(As amended and restated effective August 21, 2014)

1. Purpose; Definitions.    The purpose of the Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders.

For purposes of the Plan, the following terms are defined as set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(c) “Commission” means the Securities and Exchange Commission or any successor agency.

(d) “Committee” means the Committee referred to in Section 2.

(e) “Company” means STRATTEC SECURITY CORPORATION, a corporation organized under the laws of the State of Wisconsin, or any successor corporation.

(f) “Director” means a member of the Board.

(g) “Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

(h) “Early Retirement” means, with respect to Employees, retirement, with the consent of and for purposes of the Company, from active employment with the Company, a subsidiary or affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

(i) “Employee” means any person, including Officers, employed by the Company or any affiliate or subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its subsidiaries, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(k) “Fair Market Value” means, the mean, as of any given date, between the highest and lowest reported sales prices of the Stock on the applicable NASDAQ Stock Market or any other exchange on which the Stock is then trading or, if no such sale of Stock occurs on the applicable market on such date, the fair market value of the Stock as determined by the Committee in good faith and, where applicable, in compliance with Treasury Regulation section 1.409A-1(b)(5)(iv).

(l) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

(n) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o) “Normal Retirement” means, with respect to Employees, retirement from active employment with the Company, a subsidiary or affiliate at or after age 65.

(p) “Officer” means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Plan” means the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(r) “Restricted Stock” means an award under Section 7.

(s) “Retirement” means Normal Retirement or Early Retirement.

(t) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(u) “Service Provider” means an Employee, Officer or Director.

(v) “Stock” means the Common Stock, $.01 par value per share, of the Company.

(w) “Stock Appreciation Right” means a right granted under Section 6.

(x) “Stock Option” or “Option” means an Option or Leveraged Stock Option granted under Section 5.

In addition, the terms “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 8(b) and (c), respectively, and other capitalized terms used herein shall have the meanings ascribed to such terms in the relevant section of this Plan.

2. Administration.    The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed solely of two or more Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board. Any member of the Compensation Committee who is not an “outside” director under Treasury Regulation section 1.162-27(e)(3) shall be recused from all matters involving grants to Covered Employees (within the meaning of Code section 162(m)) of Stock Options and Stock Appreciation Rights under the Plan.

The Committee shall have plenary authority to grant to eligible Service Providers, pursuant to the terms of the Plan, Stock Options, Stock Appreciation Rights and Restricted Stock.

In particular, the Committee shall have the authority, subject to the terms of the Plan:

(a) to select the Service Providers to whom Stock Options, Stock Appreciation Rights and Restricted Stock may from time to time be granted;

(b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder; provided, however, Incentive Stock Options may not be granted to Non-Employee Directors,

(c) to determine the number of shares to be covered by each award granted hereunder,

(d) to determine the terms and conditions of any award granted hereunder (including, but not limited to, the share price, any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

(e) to adjust the performance goals and measurements applicable to performance-based awards pursuant to the terms of the Plan;

(f) to determine under what circumstances a Stock Option may be settled in cash or Restricted Stock under Section 5(k); and

(g) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an award shall be deferred.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any Officer to execute and deliver documents on behalf of the Committee.

Any determination made by the Committee pursuant to the provisions of the Plan with respect to any award shall be made in its sole discretion at the time of the grant of the award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

3. Stock Subject to Plan.    The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,850,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Subject to Section 6(b)(iv), if any shares of Stock that have been optioned cease to be subject to a Stock Option, if any shares of Stock that are subject to a Restricted Stock award are forfeited or if any Stock Option or other award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion and in compliance with Code section 409A; provided, however, that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4. Eligibility.    Service Providers of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or affiliates are eligible to be granted awards under the Plan; provided, however, Non-Employee Directors are not eligible to receive awards of Incentive Stock Options under the Plan.

5. Stock Options.    Stock Options may be granted alone or in addition to other awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Subject to the limitations contained herein, the Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, Non-Employee Directors are not eligible to receive awards of Incentive Stock Options under the Plan.

Incentive Stock Options may be granted only to Employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code) and shall not be granted ten years after the earlier of (i) the date the Board of Directors adopts the Plan (as amended and restated) or (ii) the date the shareholders of the Company approve the Plan (as amended and restated). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is an agreement for Incentive Stock Options or Non-Qualified Stock Options. The grant of a Stock Option shall occur on the date the Committee by resolution selects a Service Provider as a participant in any grant of

Stock Options, determines the number of Stock Options to be granted to such Service Provider and specifies the terms and provisions of the option agreement. The Company shall notify a participant of any grant of Stock Options, and a written option agreement or agreements shall be duly executed and delivered by the Company.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Option Price.    The option price per share of Stock purchasable under a Stock Option shall be equal to the Fair Market Value of the Stock at time of grant or such higher price as shall be determined by the Committee at grant.

(b) Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Option is granted, and no Non-Qualified Stock Option shall be exercisable more than 10 years and one day after the date the Option is granted.

(c) Exercisability.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(d) Method of Exercise.    Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased.

Such notice shall be accompanied by the payment in full of the purchase price for such shares or, to the extent authorized by the Committee, by irrevocable instructions to a broker to promptly pay to the Company in full the purchase price for such shares. Such payment shall be made in cash, outstanding shares of Stock, in combinations thereof, or any other method of payment approved by the Committee; provided, however, that the deposit of any withholding tax shall be made in accordance with applicable law. If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Stock Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Stock Option at the Fair Market Value of the shares. Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company’s transfer agent with regard to the disposition of the balance of the shares covered thereby.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee.

No shares of Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

(e) Non-transferability of Options.    No Stock Option shall be transferable by the optionee other than by will or by laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution.

(f) Termination by Death.    Subject to Section 5(j), if an optionee’s status as a Service Provider terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g) Termination by Reason of Disability.    Subject to Section 5(j), if an optionee’s status as a Service Provider terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination as a Service Provider or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. With respect to an Employee, in the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement.    Subject to Section 5(j), if an Employee optionee’s employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, provided, however, that, if the optionee dies within such three-year (or such shorter) period any unexercised Stock option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination.    Unless otherwise determined by the Committee, if an optionee’s status as a Service provider terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of three months following such termination or the balance of such Stock Option’s term in the event the Service Provider is not an Employee and may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is an Employee and is involuntarily terminated by the Company, a subsidiary or affiliate without cause. Notwithstanding the foregoing, if an optionee’s status as a Service Provider terminates at or after a Change in Control (as defined in Section 8(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (x) six months and one day, and (y) the balance of such Stock Option’s term pursuant to Section 5(b). In the event of termination of employment at or after a Change in Control, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(j) Incentive Stock Option Limitations.    To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of any subsidiary or parent corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000.

The Committee is authorized to provide at grant that, to the extent permitted under Section 422 of the Code, if a participant’s employment with the Company and its subsidiaries is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Sections 5(f), (g), or (h), applied without regard to this Section 5(j), is greater than the portion of such option that is exercisable as an “incentive stock option” during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option (either as an Incentive Stock Option or, if exercised after the expiration periods that apply for the purposes of Section 422, as a Non-Qualified Stock Option).

(k) Cashing Out of Option; Settlement of Spread Value in Restricted Stock.    On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the “Spread Value”) on the effective date of such cash out.

Cash outs relating to options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the provisions of Rule 16b-3, to the extent applicable.

In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value payable in the event of a cash out of an unexercised Stock Option or the Spread Value portion of an exercised Stock Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock, determined without regard to the forfeiture restrictions involved. Notwithstanding any other provision of this Plan, upon a Change in Control (as defined in Section 8(b)) other than a Change in Control specified in clause (i) of Section 8(b) arising as a result of beneficial ownership (as defined therein) by the Plan participant of Outstanding Company Common Stock or Outstanding Company Voting Securities (as such terms are defined below), in the case of Stock Options other than Stock Options held by an Officer or Director of the Company (within the meaning of Section 16 of the Exchange Act) which were granted less than six months prior to the Change in Control, during the 60-day period from and after a Change in Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, in lieu of the payment of the exercise price of the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the “Change in Control Price” (as defined in Section 8(c)) per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised.

(l) Leveraged Stock Options.    Any of the shares of Stock reserved and available for distribution under the Plan may be used for grants of “Leveraged Stock Options” pursuant to the Company’s Leveraged Stock Option Program described below (the “LSO Program”).

(i) Objectives.    The LSO Program is designed to build upon the Company’s Economic Value Added Bonus Plan (“EVA Plan”) by tying the interests of certain senior executives (“Senior Executives”) to the long term consolidated results of the Company. In this way, the objectives of Senior Executives will be more closely aligned with the Company’s shareholders. Whereas the EVA Plan provides for near and intermediate term rewards, the LSO

Program provides a longer term focus by allowing Senior Executives to participate in the long-term appreciation in the equity value of the Company. In general, the LSO Program is structured such that each year an amount equivalent to the Total Bonus Payout under the EVA Plan is invested on behalf of Senior Executives in options on the Company’s Stock (“LSOs”). These LSOs become exercisable after they have been held for three years, and they expire at the end of ten years. The LSO Program is also structured so that a fair return must be provided to the Company’s shareholders before the options become valuable.

(ii) Leveraged Stock Option Grant.    For fiscal 1995 and subsequent years, the dollar amount to be invested in LSOs for each Senior Executive shall be equal to the amount of each Senior Executive’s Total Bonus Payout determined under the EVA Plan effective for the applicable fiscal year. The number of LSOs awarded shall be determined by dividing (a) the dollar amount of such LSO award by (b) 10% of the Fair Market Value of Company Stock on the date of the grant, as determined by the Committee, rounded (up or down) to the nearest 10 shares.

(iii) Term.    All LSOs shall be exercisable beginning on the third anniversary of the date of grant, and shall terminate on the tenth anniversary of the date of grant unless sooner exercised, unless the Committee determines other dates.

(iv) Exercise Price.    The exercise price for LSOs shall be the product of 90% of the Fair Market Value per share as determined above, times the sum taken to the fifth (5th) power of (a) 1, plus (b) the Estimated Annual Growth Rate, but in no event may the exercise price be less than Fair Market Value on the date of grant. The Estimated Annual Growth Rate is the average daily closing 10-year U.S. Treasury note yield rate for the month of April immediately preceding the relevant Plan year, plus 2%. So,

Exercise Price	= (.9 X FMV) X (1 + Estimated Annual Growth Rate)5

Example:	$15 share price; 9.75% Estimated Annual Growth Rate (7.75% 10-year U.S. Treasury note rate, plus 2%): $13.50 (90% FMV) X (1.0975)5 = $21.50

(v) Limitations on LSO Grants and Carryover.    Notwithstanding subsection (l)(ii) above, the maximum number of LSOs that may be granted to all Senior Executives for any Plan year, shall be 40,000. In the event that the 40,000 limitation shall be in effect for any Plan year, the dollar amount to be invested for each Senior Executive shall be reduced by proration based on the aggregate Total Bonus Payouts of all Senior Executives so that the limitation is not exceeded. The amount of any such reduction shall be carried forward to subsequent years and invested in LSOs to the extent the annual limitation is not exceeded in such years. LSOs may not be awarded to Non-Employee Directors under the Plan.

(vi) The Plan.    Except as modified herein, LSOs are Incentive Stock Options to the extent they are eligible for treatment as such under Section 422 of the Internal Revenue Code. If not eligible for Incentive Stock Option treatment, the LSOs shall constitute Non-Qualified Stock Options. Except as specifically modified herein, LSOs shall be governed by the terms of the Plan.

(m) Stock Option Limit.    The following limitations will apply to grants of Stock Options under Section 5 this Plan and Stock Appreciation Rights under Section 6 of this Plan to Covered Employees:

(i) No Covered Employee will be granted Stock Options or Stock Appreciation Rights under the Plan to receive more than 50,000 shares of Common Stock in any Company fiscal year, provided that the Company may make an additional one-time grant of up to 10,000 shares to newly hired Covered Employees.

The foregoing limitations are intended to satisfy the requirements applicable to Stock Options and Stock Appreciation Rights so as to qualify such awards as “performance-based compensation” within the meaning of Code section 162(m). In the event that the Committee determines that such limitations are not required to qualify Stock Options and Stock Appreciation Rights as performance-based compensation, the Committee may modify or eliminate such limitations in its discretion.

6. Stock Appreciation Rights.

(a) Grant and Exercise.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, and such rights may be granted only at the time of grant of such Stock Option. No Stock Appreciation Rights may be granted to a Non-Employee Director if granted in conjunction with an Incentive Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock

Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee may require that such Stock Appreciation Rights be exercised only in accordance with the applicable provisions of Rule 16b-3.

(iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e).

(iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

7. Restricted Stock.

(a) Administration.    Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the Service Providers to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards, in addition to those contained in Section 7(c).

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates.    Each participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the STRATTEC SECURITY CORPORATION Stock Incentive Plan. Copies of such Plan and Agreement are on file at the offices of STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209-2043.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and, conditions:

(i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vii), during a period set by the Committee, commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits and subject to Section 7(c)(iv), the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

(ii) Except as provided in this paragraph (ii), and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, other than, except as determined by the Committee, the right to receive any cash dividends. The Committee, at the time of the award, shall determine whether any unvested shares of Restricted Stock shall be entitled to cash dividends or whether such cash dividends shall be automatically deferred and reinvested in additional Restricted Stock. Any dividends payable on the Restricted Stock in the form of Stock shall be paid in the form of Restricted Stock and shall be immediately subject to the same forfeiture and other provisions of this Plan in the same manner and to the same extent as the shares of Restricted Stock.

(iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i) and (iv), upon termination of a participant’s status as a Service Provider for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(iv) Except to the extent that an award of Restricted Stock is issued in lieu of cash compensation or in settlement of the spread value of Stock Options pursuant to Section 5(k), the Restriction Period for any grant of shares of Restricted Stock under this Plan shall comply with the following: (A) with respect to shares of Restricted Stock that vest or otherwise become unrestricted based upon the participant’s continued status as a Service Provider with the Company, the minimum Restriction Period shall be three years from the date of grant and after the end of such three year period the restrictions may lapse as to shares of Restricted Stock either immediately or in installments as determined by the Committee; and (B) at the discretion of the Committee, the remaining restrictions may be waived or lapse prior to the end of the Restriction Period in the event of the participant’s death, Disability or Retirement or in connection with certain transactions that may involve a Change in Control as provided in Section 8 of this Plan. Shares of Restricted Stock that are awarded in lieu of cash compensation or pursuant to Section 5(k) may have any Restriction Period as may be determined by the Committee. For purposes of this Section 7(c)(iv), shares of Restricted Stock shall be deemed to have been awarded in lieu of cash compensation to the extent that the aggregate Fair Market Value of the shares of Restricted Stock on the date of grant is not greater than the amount of any cash compensation that the participant agrees to forego as a condition to the grant.

(v) In the event of hardship or other special circumstances of a participant whose status as a Service Provider is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

(vi) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

(vii) Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

(viii) Notwithstanding the terms of Section 7(a), the maximum number of shares of Restricted Stock that may be granted to all participants for any Plan year, shall be 40,000. Moreover, the maximum number of shares of Restricted Stock that may be granted to any one individual for any Plan year is 20% of the total number of shares of Restricted Stock awarded in that Plan year.

8. Change In Control Provisions.

(a) Impact of Event.    Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 8(b)):

(i) Any Stock Appreciation Rights and Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(ii) The restrictions applicable to any Restricted Stock shall lapse and such Restricted Stock shall become free of all restrictions and fully vested to the full extent of the original grant.

(b) Definition of Change in Control.    For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either [a] the then outstanding shares of Stock of the Company (the “Outstanding Company Common Stock”) or [b] the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction described in clauses [a], [b] and [c] of paragraph (iii) of this subsection (b) of this Section 8; or

(ii) Individuals who, as of February 27, 1995, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 27, 1995 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, [a] all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, [b] no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and [c] at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of [a] a complete liquidation or dissolution of the Company or [b] the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(c) Change in Control Price.    For purposes of the Plan, “Change in Control Price” means the highest price per share paid in any transaction reported on the applicable NASDAQ Stock Market or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60 day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

9. Amendments and Termination. The Board may amend, alter or discontinue the Plan but no amendment, alteration or discontinuation shall be made (i) which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right or Restricted Stock award theretofore granted without the optionee’s or recipient’s consent or (ii) which, without the approval of the Company’s shareholders, would:

(a) except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) except as expressly provided in the Plan, decrease the option price of any Stock Option to less than the Fair Market Value on the date of grant;

(c) change or expand the class of Service Providers eligible to participate in the Plan;

(d) extend the maximum option period under Section 5(b);

(e) otherwise materially increase the benefits to participants in the Plan; or

(f) amend Section 10 or this Section 9.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

10. Repricing.    Except for adjustments pursuant to Section 3, neither the per share option price for any Stock Option granted pursuant to Section 5 or the per share grant price for any Stock Appreciation Right granted pursuant to Section 6 may be decreased after the date of grant nor may an outstanding Stock Option or an outstanding Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Stock Option or new Stock Appreciation Right with a lower exercise or grant price without the approval of the Company’s shareholders.

11. Unfunded Status of Plan.    It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

12. General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Company, a subsidiary or affiliate from adopting other or additional compensation arrangements for its Service Providers.

(c) The adoption of the Plan shall not confer upon any Service Provider any right to a continued relationship as a Service Provider nor shall it interfere in any way with the right of the Company, a subsidiary or affiliate to terminate such relationship at any time.

(d) No later than the dates as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

(e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

(f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

(g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

(h) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

STRATTECTM

Shareowner ServicesSM

P.O. Box 64945

St. Paul, MN 55164-0945

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF THE NOMINEE DIRECTORS AND FOR PROPOSALS 2 AND 3. AFTER VOTING SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

STRATTEC SECURITY CORPORATION 2014 ANNUAL MEETING

1. Election of directors:

01 David R. Zimmer

02 Michael J. Koss

(term expiring at the 2017 Annual Meeting)

Vote FOR the nominees

Vote WITHHELD from all nominees

(To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box to the right.)

2. To ratify and approve the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan.

Vote FOR the proposal

Vote AGAINST the proposal

ABSTAIN

3. To approve the non-binding advisory proposal on executive Compensation.

Vote FOR the proposal

Vote AGAINST the proposal

ABSTAIN

4. In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

Address Change? Mark box, sign, and indicate changes below:

Date

Signature(s) in Box

If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

STRATTEC SECURITY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, October 7, 2014 8:00 a.m. Central Time

Radisson Hotel

7065 North Port Washington Road Milwaukee, WI 53217

Proxy Statement for the 2014 Annual Meeting of Shareholders to be Held on October 7, 2014

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Shareholders to be held on October 7, 2014: This Proxy Statement and the Accompanying Annual Report are Available at www.strattec.com

STRATTECTM

STRATTEC SECURITY CORPORATION 3333 West Good Hope Road

Milwaukee, WI 53209

proxy

STRATTEC SECURITY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frank J. Krejci and Patrick J. Hansen, or either one of them, with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of STRATTEC SECURITY CORPORATION to be held on October 7, 2014 at 8:00 a.m. Central Time, at the Radisson Hotel, 7065 North Port Washington Road, Milwaukee, Wisconsin 53217, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutions may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS, TO RATIFY AND APPROVE THE AMENDED AND RESTATED STRATTEC SECURITY CORPORATION STOCK INCENTIVE PLAN AND TO APPROVE THE NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES APPOINTED.

See reverse for voting instructions.